Exhibit 10.3

EXECUTION VERSION

Loan Number: 1008459

SEVENTH AMENDMENT TO TERM LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of December 18, 2019, is made by and between RLJ LODGING TRUST, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), RLJ LODGING TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), each of the undersigned Subsidiary Guarantors (as defined in the Amended Term Loan Agreement (as defined below)), each of the undersigned Lenders party to the Amended Term Loan Agreement (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent Guarantor, the Administrative Agent and the financial institutions initially a signatory to the Existing Term Loan Agreement (as defined below) together with their successors and assigns under Section 13.6 of the Existing Term Loan Agreement (the “Lenders”) have entered into that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Term Loan Agreement”; capitalized terms used herein and not defined herein have the meanings provided in the Amended Term Loan Agreement (as defined below));

WHEREAS, the Borrower and the Parent Guarantor have requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Existing Term Loan Agreement as described herein; and

WHEREAS, the Administrative Agent and the Lenders party to this Amendment have agreed to so amend certain terms and conditions of the Existing Term Loan Agreement and to make certain agreed upon modifications on the terms and conditions set forth below in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.             Amendments to Existing Term Loan Agreement. Effective as set forth in Section 4 below, the Existing Term Loan Agreement (including the Exhibits thereto and Schedules thereto) is hereby amended as set forth in the marked terms on Exhibit A-1 attached hereto (the “Amended Term Loan Agreement”). In Exhibit A-1 hereto, deletions of text in the Amended Term Loan Agreement are indicated by struck-through text, and insertions of text are indicated by bold, double-underlined text. Exhibit A-2 attached hereto sets forth a clean copy of the Amended Term Loan Agreement, after giving effect to such amendments. As so amended, the Existing Term Loan Agreement shall continue in full force and effect.

2.             Amendments to the Guaranty. Effective as set forth in Section 4 below, the Guaranty is hereby amended as set forth below, and as so amended, the Guaranty shall continue in full force and effect:

(a)            Section 32 of the Guaranty is hereby amended and restated in its entirety as set forth below:

“Section 32. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered in connection herewith or otherwise, and notwithstanding the fact that DBT Met Hotel Venture, LP (“DBT LP”) and Knickbocker Holding Partnership, L.P. (“Knickerbocker LP”) may be limited partnerships, by its acceptance of the benefits of this Guaranty, the Administrative Agent and each of the Guarantied Parties acknowledge and agree that no Non-Recourse Party has any obligation hereunder and that no recourse shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, any Non-Recourse Party, through the Administrative Agent or the Guarantied Parties or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Administrative Agent or the Guarantied Parties against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equity proceeding, by virtue of any applicable law, or otherwise. For the avoidance of doubt, Knickerbocker LP is not a Guarantor as of the Amendment No. 7 Effective Date.

For purposes of this Section 32, “Non-Recourse Party” means any former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, or general or limited partners of either (i) DBT LP (including without limitation, Highgate Oxford New York II, LLC, a Delaware limited partnership, and its successors and affiliates) or (ii) Knickerbocker LP (including without limitation, HH Knickerbocker Owner, L.P., a Delaware limited partnership, and its successors and affiliates), other than any Guarantor.”

3.             [Reserved].

4.             Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:

(a)           The Administrative Agent shall have received:

(i)              counterparts of this Amendment duly executed and delivered by the Borrower and the other Loan Parties, the Administrative Agent and each Lender;

(ii)             [Reserved];

(iii)            [Reserved];

(iv)            the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership or other comparable organizational document (if any) of each Loan Party certified as of a date not earlier than fifteen (15) days prior to the date hereof by the Secretary of State of the state of formation of such Loan Party (except that, if any such document relating to any Subsidiary Guarantor delivered to the Administrative Agent pursuant to the Existing Term Loan Agreement has not been modified or amended since the Sixth Amendment Effective Date and remains in full force and effect, a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary Guarantor so stating may be delivered in lieu of delivery of a current certified copy of such document);

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(v)             a certificate of good standing (or certificate of similar meaning) with respect to each of the Parent Guarantor and the Borrower issued as of a date not earlier than fifteen (15) days prior to the date hereof by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vi)           a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver this Amendment;

(vii)          copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity (except that, if any such document delivered to the Administrative Agent pursuant to the Existing Term Loan Agreement has not been modified or amended since the Sixth Amendment Effective Date and remains in full force and effect, a certificate so stating may be delivered in lieu of delivery of another copy of such document) and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(viii)          a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying that the Properties identified in Schedule 4.1 satisfy the requirements for inclusion in the Unencumbered Pool under the Amended Term Loan Agreement;

(ix)            all fees and other amounts due and payable on or prior to the date hereof, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent, excluding any costs and expenses resulting from any diligence or review of the Existing Term Loan Agreement and Loan Documents (as defined in the Existing Term Loan Agreement) conducted by the Administrative Agent’s counsel) required to be reimbursed or paid by the Borrower in connection with this Amendment;

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(x)              a copy of the duly executed amendment to the Capital One Credit Agreement, consistent with the amendments and other modifications contemplated hereby; and

(xi)            a copy of the duly executed amendment and restatement of the Revolving Credit Agreement, consistent with the amendments and other modifications contemplated hereby, with such other modifications agreed to by the parties thereto.

(b)            In the good faith and reasonable judgment of the Administrative Agent:

(i)              there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries most recently delivered to the Administrative Agent and the Lenders prior to the date hereof that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)             no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in writing which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under this Amendment and the Loan Documents to which it is a party;

(iii)            the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any material agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound; and

(iv)            the Borrower and each other Loan Party shall have provided (i) all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Amended Term Loan Agreement), a Beneficial Ownership Certification (as defined in the Amended Term Loan Agreement) in relation to the Borrower.

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The Administrative Agent shall notify in writing the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

5.             Representations and Warranties. The Borrower and the Parent Guarantor each hereby certifies that: (a)  no Default or Event of Default exists as of the date hereof or would exist immediately after giving effect to this Amendment; (b) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party are true and correct in all material respects (unless any such representation and warranty is qualified by materiality, in which event such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless any such representation and warranty is qualified by materiality, in which event such representation and warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents; (c) no consent, approval, order or authorization of, or registration or filing with, any third party (other than any required filing with the SEC, which the Borrower agrees to file in a timely manner or filings or recordations required in connection with the perfection of any Lien on the Collateral in favor of the Administrative Agent) is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower and the Parent Guarantor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein and as may be limited by equitable principles generally. The Borrower and the Parent Guarantor each confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders’ or the Administrative Agent's rights and remedies (all of which are hereby reserved).

6.             Ratification. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the Borrower, the Parent Guarantor and each Subsidiary Guarantor each hereby reaffirms and confirms its obligations under the Amended Term Loan Agreement, the Guaranty (solely with respect to the Parent Guarantor and the Subsidiary Guarantors) and the other Loan Documents to which it is a party and each and every such Loan Document executed by the undersigned in connection with the Existing Term Loan Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. This Amendment is not intended to and shall not constitute a novation. All references to the Existing Term Loan Agreement contained in the above-referenced documents shall be a reference to the Amended Term Loan Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

7.             GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

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8.             Counterparts. To facilitate execution, this Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

9.            Headings. The headings of this Amendment are provided for convenience of reference only and shall not affect its construction or interpretation.

10.           Miscellaneous. This Amendment shall constitute a Loan Document under the Amended Term Loan Agreement. This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Amendment. Each of the Borrower and the Parent Guarantor represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or its counsel in entering into this Amendment.

REST OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

RLJ LODGING TRUST, L.P.,
a Delaware limited partnership

By:	RLJ Lodging Trust,
a Maryland real estate investment trust,
its sole general partner

	By:	/s/ Leslie D. Hale
Name: Leslie D. Hale
Title: President and Chief Executive Officer

PARENT GUARANTOR:

RLJ LODGING TRUST,
a Maryland real estate investment trust

By:	/s/ Leslie D. Hale
Name: Leslie D. Hale
Title: President and Chief Executive Officer

[RLJ – Seventh Amendment to Term Loan Agreement]

SUBSIDIARY GUARANTORS:

RLJ III – C BUCKHEAD, INC.,
a Texas corporation

By:	/s/ Leslie D. Hale
Name: Leslie D. Hale
Title: President and Treasurer

RLJ III – EM WEST PALM BEACH, INC.,
a Texas corporation

By:	/s/ Leslie D. Hale
Name: Leslie D. Hale
Title: President and Treasurer

RLJ III – MH DENVER AIRPORT, INC.,
a Delaware corporation

By:	/s/ Leslie D. Hale
Name: Leslie D. Hale
Title: President and Treasurer

EACH OF THE SUBSIDIARY GUARANTORS
LISTED ON ANNEX I HERETO

By: RLJ LODGING TRUST, L.P.,
a Delaware limited partnership, the direct or indirect holder of all controlling interests in such Subsidiary Guarantor

By: RLJ LODGING TRUST, a Maryland real estate investment trust, its sole general partner

By:	/s/ Leslie D. Hale
Name: Leslie D. Hale
Title: President and Chief Executive Officer

[Signatures Continued on Next Page]

[RLJ – Seventh Amendment to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

[Signatures Continued on Next Page]

[RLJ – Seventh Amendment to Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent and as a Lender

By:	/s/ Katie Chowdhry
	Name:	Katie Chowdhry
	Title:	Senior Vice President

[RLJ – Seventh Amendment to Term Loan Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Andrew Moore
	Name:	Andrew Moore
	Title:	Duly Authorized Signatory

[RLJ – Seventh Amendment to Term Loan Agreement]

REGIONS BANK, as a Lender

By:	/s/ C. Vincent Hughes, Jr.
	Name:	C. Vincent Hughes, Jr.
	Title:	Vice President

[RLJ – Seventh Amendment to Term Loan Agreement]

BBVA USA, as a Lender

By:	/s/ Keely McGee
	Name:	Keely McGee
	Title:	Senior Vice President

[RLJ – Seventh Amendment to Term Loan Agreement]

Raymond James Bank, N.A., as a Lender

By:	/s/ Matt Stein
	Name:	Matt Stein
	Title:	Senior Vice President

[RLJ – Seventh Amendment to Term Loan Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jake Sigmund
	Name:	Jake Sigmund
	Title:	Authorized Signatory

[RLJ – Seventh Amendment to Term Loan Agreement]

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Courtney W. Jones
	Name:	Courtney W. Jones
	Title:	Vice President

[RLJ – Seventh Amendment to Term Loan Agreement]

ANNEX I

SUBSIDIARY GUARANTORS

Subsidiary GuarantorS
1.	RLJ C Charleston HD, LLC
2.	RLJ C HOUSTON HUMBLE, LP
3.	RLJ C NY Upper Eastside, LLC
4.	RLJ C PORTLAND DT, LLC
5.	RLJ C WAIKIKI, LLC
6.	RLJ CABANA MIAMI BEACH, LLC
7.	RLJ DBT KEY WEST, LLC
8.	RLJ EM IRVINE, LP
9.	RLJ EM Waltham, LLC
10.	RLJ HGN Emeryville, LP
11.	RLJ HP Fremont, LP
12.	RLJ HY ATLANTA MIDTOWN, LLC
13.	RLJ HyH San Diego, LP
14.	RLJ HyH San Jose, LP
15.	RLJ HyH San Ramon, LP
16.	RLJ HyH Woodlands, LP
17.	RLJ II – C HAMMOND, LLC
18.	RLJ II – C MIDWAY, LLC
19.	RLJ II – C SUGARLAND, LP
20.	RLJ II – F CHERRY CREEK, LLC
21.	RLJ II – F HAMMOND, LLC
22.	RLJ II – F KEY WEST, LLC
23.	RLJ II – F MIDWAY, LLC
24.	RLJ II – HA GARDEN CITY, LLC
25.	RLJ II – HA MIDWAY, LLC
26.	RLJ II – HG MIDWAY, LLC
27.	RLJ II - HOLX Midway, LLC
28.	RLJ II – INDY CAPITOL HOTELS, LLC
29.	RLJ II – MH DENVER S, LLC
30.	RLJ II – MH MIDWAY, LLC
31.	RLJ II – R FISHERS, LLC
32.	RLJ II – R HAMMOND, LLC
33.	RLJ II – R HOUSTON GALLERIA, LP

34.	RLJ II – R LOUISVILLE DT KY, LLC
35.	RLJ II – R MERRILLVILLE, LLC
36.	RLJ II – R SUGARLAND, LP
37.	RLJ II – R WARRENVILLE, LLC
38.	RLJ II – RH BOULDER, LLC
39.	RLJ II – RH PLANTATION, LLC
40.	RLJ II – S WESTMINSTER, LLC
41.	RLJ II – SLE MIDWAY, LLC
42.	RLJ III – DBT Metropolitan Manhattan, LP
43.	RLJ III – EM Fort Myers, LLC
44.	RLJ III – EM Tampa DT, LLC
45.	RLJ III – HG New Orleans Convention Center, LLC
46.	RLJ III – HGN Hollywood, LP
47.	RLJ III – HGN Pittsburgh, LP
48.	RLJ III – R National Harbor, LLC
49.	RLJ III – St. Charles Ave Hotel, LLC
50.	RLJ R Atlanta Midtown, LLC
51.	RLJ R HOUSTON HUMBLE, LP
52.	RLJ S Hillsboro, LLC
53.	RLJ C San francisco, lp
54.	rlj hp washington dc, llc
55.	rlj s houston humble, lp
56.	RLJ C HOUSTON HUMBLE GENERAL PARTNER, LLC
57.	RLJ EM IRVINE GENERAL PARTNER, LLC
58.	RLJ HP FREMONT GENERAL PARTNER, LLC
59.	RLJ HYH SAN DIEGO GENERAL PARTNER, LLC
60.	RLJ HYH SAN JOSE GENERAL PARTNER, LLC
61.	RLJ HYH SAN RAMON GENERAL PARTNER, LLC
62.	RLJ HYH WOODLANDS GENERAL PARTNER, LLC
63.	RLJ II – C SUGARLAND GENERAL PARTNER, LLC
64.	RLJ II SENIOR MEZZANINE BORROWER, LLC
65.	RLJ II JUNIOR MEZZANINE BORROWER, LLC
66.	RLJ II – R HOUSTON GALLERIA GENERAL PARTNER, LLC
67.	RLJ II – R SUGARLAND GENERAL PARTNER, LLC
68.	RLJ III – C BUCKHEAD PARENT, LLC
69.	RLJ III – EM WEST PALM BEACH PARENT, LLC
70.	RLJ III – HGN HOLLYWOOD GENERAL PARTNER, LLC
71.	RLJ R HOUSTON HUMBLE GENERAL PARTNER, LLC
72.	RLJ C SAN FRANCISCO GENERAL PARTNER, LLC
73.	RLJ S HOUSTON HUMBLE GENERAL PARTNER, LLC

74.	RLJ III – DBT MET MEZZ BORROWER, LP
75.	RLJ III – DBT METROPOLITAN MANHATTAN GP, LLC
76.	RLJ III – DBT MET MEZZ BORROWER GP, LLC
77.	DBT MET HOTEL VENTURE, LP
78.	DBT MET HOTEL VENTURE GP, LLC
79.	RLJ III – DBT MET HOTEL PARTNER, LLC
80.	RLJ HGN EMERYVILLE GENERAL PARTNER, LLC
81.	RLJ III – HGN PITTSBURGH GENERAL PARTNER, LLC
82.	RLJ II – CR AUSTIN DT, LP
83.	RLJ II – CR AUSTIN DT GENERAL PARTNER, LLC
84.	RLJ III – HS WASHINGTON DC, LLC
85.	RLJ R BETHESDA, LLC
86.	RLJ II – MH LOUISVILLE DT, LLC
87.	RLJ III – MH DENVER AIRPORT PARENT, LLC

EXHIBIT A-2

CLEAN AMENDED TERM LOAN AGREEMENT

See attached.

EXECUTION VERSION

CONFORMED COPY THROUGH SEVENTH AMENDMENT TO TERM LOAN
AGREEMENT, DATED DECEMBER 18, 2019

TERM LOAN AGREEMENT

Dated as of November 20, 2012

by and among

RLJ LODGING TRUST, L.P.,
as Borrower,

RLJ LODGING TRUST,
as Parent Guarantor,

THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 13.6,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

CAPITAL ONE, N.A., and BBVA COMPASS BANK,
as Documentation Agents,

RAYMOND JAMES,
as Managing Agent,

and

WELLS FARGO SECURITIES LLC, PNC CAPITAL MARKETS LLC, CAPITAL ONE,
NATIONAL ASSOCIATION and BBVA COMPASS BANK,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

1.	Amendments to Existing Term Loan Agreement. Effective as set forth in Section 4 below, the Existing Term Loan Agreement (including the Exhibits thereto and Schedules thereto) is hereby amended as set forth in the marked terms on Exhibit A-1 attached hereto (the “Amended Term Loan Agreement”). In Exhibit A-1 hereto, deletions of text in the Amended Term Loan Agreement are indicated by struck-through text, and insertions of text are indicated by bold, double-underlined text. Exhibit A-2 attached hereto sets forth a clean copy of the Amended Term Loan Agreement, after giving effect to such amendments. As so amended, the Existing Term Loan Agreement shall continue in full force and effect.	1

2.	Amendments to the Guaranty. Effective as set forth in Section 4 below, the Guaranty is hereby amended as set forth below, and as so amended, the Guaranty shall continue in full force and effect:	1

	(a) Section 32 of the Guaranty is hereby amended and restated in its entirety as set forth below:	2
“Section 32. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered in connection herewith or otherwise, and notwithstanding the fact that DBT Met Hotel Venture, LP (“DBT LP”) and Knickbocker Holding Partnership, L.P. (“Knickerbocker LP”) may be limited partnerships, by its acceptance of the benefits of this Guaranty, the Administrative Agent and each of the Guarantied Parties acknowledge and agree that no Non-Recourse Party has any obligation hereunder and that no recourse shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, any Non-Recourse Party, through the Administrative Agent or the Guarantied Parties or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Administrative Agent or the Guarantied Parties against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equity proceeding, by virtue of any applicable law, or otherwise. For the avoidance of doubt, Knickerbocker LP is not a Guarantor as of the Amendment No. 7 Effective Date.		2

For purposes of this Section 32, “Non-Recourse Party” means any former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, or general or limited partners of either (i) DBT LP (including without limitation, Highgate Oxford New York II, LLC, a Delaware limited partnership, and its successors and affiliates) or (ii) Knickerbocker LP (including without limitation, HH Knickerbocker Owner, L.P., a Delaware limited partnership, and its successors and affiliates), other than any Guarantor.”		2

3.	[Reserved].	2

4.	Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:	2

	(a) The Administrative Agent shall have received:	2
	(b) In the good faith and reasonable judgment of the Administrative Agent:	4
	The Administrative Agent shall notify in writing the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.	5

5.	Representations and Warranties. The Borrower and the Parent Guarantor each hereby certifies that: (a) no Default or Event of Default exists as of the date hereof or would exist immediately after giving effect to this Amendment; (b) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party are true and correct in all material respects (unless any such representation and warranty is qualified by materiality, in which event such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless any such representation and warranty is qualified by materiality, in which event such representation and warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents; (c)no consent, approval, order or authorization of, or registration or filing with, any third party (other than any required filing with the SEC, which the Borrower agrees to file in a timely manner or filings or recordations required in connection with the perfection of any Lien on the Collateral in favor of the Administrative Agent) is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower and the Parent Guarantor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein and as may be limited by equitable principles generally. The Borrower and the Parent Guarantor each confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders’ or the Administrative Agent's rights and remedies (all of which are hereby reserved).	5

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6.	Ratification. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the Borrower, the Parent Guarantor and each Subsidiary Guarantor each hereby reaffirms and confirms its obligations under the Amended Term Loan Agreement, the Guaranty (solely with respect to the Parent Guarantor and the Subsidiary Guarantors) and the other Loan Documents to which it is a party and each and every such Loan Document executed by the undersigned in connection with the Existing Term Loan Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. This Amendment is not intended to and shall not constitute a novation. All references to the Existing Term Loan Agreement contained in the above-referenced documents shall be a reference to the Amended Term Loan Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.	5

7.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.	5

8.	Counterparts. To facilitate execution, this Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.	6

9.	Headings. The headings of this Amendment are provided for convenience of reference only and shall not affect its construction or interpretation.	6

10.	Miscellaneous. This Amendment shall constitute a Loan Document under the Amended Term Loan Agreement. This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Amendment. Each of the Borrower and the Parent Guarantor represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or its counsel in entering into this Amendment.	6

SCHEDULE I	Lenders and Commitments
SCHEDULE 1.1	List of Loan Parties and Non-Loan Party BB Property Subsidiaries
SCHEDULE 1.2	Permitted Liens
SCHEDULE 4.1	Initial Borrowing Base Properties

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SCHEDULE 7.1(b)	Ownership Structure
SCHEDULE 7.1(f)	Properties
SCHEDULE 7.1(g)	Indebtedness and Guaranties
SCHEDULE 7.1(h)	Material Contracts
SCHEDULE 7.1(i)	Litigation
SCHEDULE 7.1(s)	Affiliate Transactions
SCHEDULE 11.1(d)	Certain Non-Recourse Indebtedness

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Notice of Continuation
EXHIBIT D	Form of Notice of Conversion
EXHIBIT E	Form of Guaranty
EXHIBIT F	Form of Note
EXHIBIT G	Form of Disbursement Instruction Agreement
EXHIBIT H	Form of Compliance Certificate
EXHIBITS I-1 – I-4	Forms of U.S. Tax Compliance Certificates
EXHIBIT J	Benchmark Replacement Provisions

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THIS TERM LOAN AGREEMENT as amended, supplemented or otherwise modified from time to time, (this “Agreement”) dated as of November 20, 2012 by and among RLJ LODGING TRUST, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), RLJ LODGING TRUST, a Maryland real estate investment trust (“Parent Guarantor”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.6. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”).

WHEREAS, the Lenders and Administrative Agent desire to make a $125,000,000 term loan to Borrower subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Article I. Definitions

Section 1.1           Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accepting Lenders” has the meaning given that term in Section 13.7(d).

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1(b).

“Additional Loan Advance” means an advance made by an Additional Lender pursuant to Section 2.16(c). From and after the making of an Additional Loan Advance, such Additional Loan Advance shall comprise a portion of the Loan.

“Additional Commitment” means the obligation of an Additional Lender to make an Additional Loan Advance in accordance with Section 2.16(c).

“Additional Lender” means a Lender (whether a then existing Lender or a new Lender) that agrees to make an Additional Loan Advance pursuant to Section 2.16. From and after the making of its Additional Loan Advance, an Additional Lender shall be a Lender for all purposes hereunder.

“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Parent Guarantor and its Subsidiaries determined on a consolidated basis for such period minus (b) the sum of (i) FF&E Reserves for all Hotel Properties of the Parent Guarantor and its Subsidiaries for such period and (ii) the Parent Guarantor’s and its Subsidiaries’ Ownership Share of the FF&E Reserves for all Hotel Properties of their Unconsolidated Affiliates for such period.

“Adjusted Net Operating Income” or “Adjusted NOI” means, for any period, the Net Operating Income of the applicable Hotel Properties for such period, subject to the following adjustments:

(a)	for each applicable Hotel Property base management fees shall equal the greater of (i) three percent (3.0%) of Gross Operating Revenues or (ii) the actual base management fees paid under the applicable Management Agreement;

(b)	for each applicable Hotel Property reserves for FF&E and capital items shall equal four percent (4.0%) of Gross Operating Revenues; and

(c)	for each applicable Hotel Property (other than a Hotel Property managed by Marriott International, Inc., Hilton Worldwide Holdings, Inc., Hyatt Hotels Corporation, InterContinental Hotels Group plc, Accor S.A., Wyndham Hotels and Resorts or any of their respective Affiliates) royalty fees shall equal the greater of (i) four percent (4.0%) of Gross Operating Revenues or (ii) the actual royalty fees payable under the applicable Franchise Agreement.

For purposes of determining Adjusted NOI, the Net Operating Income shall be calculated on a pro forma basis for acquisitions and dispositions during such period, such that (i) in the case of a Hotel Property acquired during the calculation period, the Net Operating Income thereof for the entire period shall be included in the determination of Adjusted NOI and (ii) in the case of a Hotel Property disposed of during the calculation period, the Net Operating Income thereof for the entire period shall be excluded in the determination of Adjusted NOI for such period.

“Administrative Agent” means Wells Fargo Bank, National Association, including its branches and affiliates, as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by a Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement” has the meaning given that term in the recitals hereto.

“Agreement Date” means the date as of which this Agreement is dated.

“Amendment No. 7 Effective Date” means December 18, 2019.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means (i) at any time prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Margin applicable thereto in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin applicable thereto in effect at such time. Notwithstanding the foregoing, during the six-month period commencing on the first day of the calendar month following the Borrower’s delivery of any Compliance Certificate pursuant to Section 9.3 reflecting that the Leverage Ratio exceeds 6.50 to 1.00 as of the end of the applicable four-quarter fiscal period, the Applicable Margin then in effect shall be increased by 0.35% for each Level, even if the actual Leverage Ratio drops below 6.50 to 1.00 during such six-month period.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, PNC Capital Markets LLC, Capital One, National Association and BBVA Compass Bank.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Assignee (with the consent of any party whose consent is required by Section 13.6.), and the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means the Loan or a portion thereof bearing interest at a rate based on the Base Rate.

“Benchmark Replacement” has the meaning given that term in Exhibit J.

“Benchmark Replacement Date” has the meaning given that term in Exhibit J.

“Benchmark Transition Event” has the meaning given that term in Exhibit J.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowed Money Recourse Debt” means, with respect to a Person, as of any date of determination, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit or (ii) evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of other Persons of the type described in the preceding clauses (a) and (b) which such Person has Guaranteed or is otherwise recourse to such Person and (d) all obligations of other Persons of the type described in the preceding clauses (a) and (b) secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations or other payment obligation; provided, however, that Borrowed Money Recourse Debt shall in any event exclude (i) Nonrecourse Indebtedness, including Guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability, (ii) intercompany Indebtedness between or among any of the Parent Guarantor, the Borrower and their Subsidiaries, (iii) trade debt incurred in the ordinary course of business, and (iv) Indebtedness of the type described in clauses (b)(iii) through (h) of the definition of “Indebtedness”.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5(c).

“Borrowing Base Property” means an Eligible Property that is included in the Unencumbered Pool pursuant to Section 4.1. Unless otherwise approved by the Requisite Lenders, a Property shall cease to be a Borrowing Base Property if at any time such Property shall cease to be an Eligible Property.

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital One Term Loan Agreement” means that certain Term Loan Agreement, dated as of December 22, 2014, as amended by that certain First Amendment to Term Loan Agreement, dated as of June 1, 2015, that certain Second Amendment to Term Loan Agreement, dated as of November 12, 2015, that certain Third Amendment to Term Loan Agreement and First Amendment to Guaranty, dated as of April 28, 2016, that certain Fourth Amendment to Term Loan Agreement and Second Amendment to Guaranty, dated as of August 31, 2017, that certain Fifth Amendment to Term Loan Agreement, dated as of January 25, 2018, and that certain Sixth Amendment to Term Loan Agreement and Third Amendment to Guaranty, dated as of December 18, 2019, by and among the Borrower, the Parent Guarantor, Capital One, as administrative agent, and the lenders party thereto, as the same may be further modified, amended or supplemented from time to time.

“Capitalization Rate” means 7.75%, provided, however that in the case of upscale or above Hotel Properties in (i) the central business districts of Manhattan, New York (including Doubletree Metropolitan, Courtyard New York Manhattan/Upper East Side and The Knickerbocker), Washington, DC (including the Hyatt Place, Homewood Suites and Fairfield Inn and Suites Hotel Properties existing on the Amendment No. 7 Effective Date), Chicago, Illinois, Boston, Massachusetts, Los Angeles, California, San Francisco, California, Miami, Florida, San Diego, California, and Seattle, Washington and (ii) Key West, Florida, the Capitalization Rate means 7.25%.

“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts, in each case that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than thirty days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Collateral” has the meaning given that term in Section 8.14(c).

“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Guaranteed Obligations (which, for purposes of the Collateral Documents, may include any such Collateral Documents that jointly secure the Guaranteed Obligations and any Pari Passu Debt obligations, and any intercreditor agreements contemplated by the definition of Pari Passu Debt), including, without limitation, all other security agreements, pledge agreements, deeds of trust, pledges, powers of attorney, consents, assignments, notices, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Parent Guarantor, the Borrower or any of their Subsidiaries and delivered to the Administrative Agent to create, perfect or evidence Liens to secure the Guaranteed Obligations (which, for purposes of the Collateral Documents, may include any such Collateral Documents that jointly secure the Guaranteed Obligations and any Pari Passu Debt obligations and any intercreditor agreements contemplated by the definition of Pari Passu Debt).

“Collateral Period” means any period after the Amendment No. 7 Effective Date commencing on the occurrence of a Collateral Trigger Date and ending on the Collateral Release Date subsequent to such Collateral Trigger Date.

“Collateral Release” has the meaning given that term in Section 8.15(a).

“Collateral Release Date” means any date after a Collateral Trigger Date on which no Default or Event of Default is continuing and the Borrower delivers a Release Certificate as required by Section 8.15.

“Collateral Trigger Date” means (a) any date after the Amendment No. 7 Effective Date on which the Borrower delivers a Compliance Certificate pursuant to Section 9.3 which shows that the Leverage Ratio is greater than 6.50 to 1.00 as of the end of any two consecutive fiscal quarters of the Parent Guarantor or (b) such later date as the Administrative Agent shall reasonably determine.

“Commitment” means (a) as to any Lender party to this Agreement on the Effective Date, the obligation of such Lender to advance a portion of the Loan to the Borrower hereunder on the Effective Date in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Commitment”, and (b) as to any Additional Lender its obligation to make the Additional Loan Advance pursuant to Section 2.16 in the amount of its Additional Commitment.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the Outstanding Amount of the Loan (including any Additional Loan Advances) held by such Lender to (b) the Outstanding Amount of the Loan (including any Additional Loan Advances) held by all Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan (other than a LIBOR Daily Loan) from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given that term in Section 13.22.

“Credit Event” means the making of the Loan or an Additional Loan Advance.

“Credit Rating” means, with respect to any Person, the rating assigned by a Rating Agency to the senior, unsecured, non-credit enhanced long-term Indebtedness of such Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both; provided, however, that the failure to make any payment of interest or any payment of fees provided for in Sections 3.5.(b) and 3.5.(c) shall not constitute a Default unless and until such failure continues for three (3) Business Days following Administrative Agent’s delivery to Borrower of an invoice therefor (which delivery may be effected by actual delivery of the written invoice or by electronic communication, including the Internet, e-mail or an intranet website to which the Borrower has access).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 3.9(e), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as the ownership of such Equity Interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(e)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delaware LLC” means any limited liability company formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any of them).

“Development/Redevelopment Property” means at any time a Property that upon completion will constitute a Hotel Property and that is currently under development and not an operating property during such development and, subject to the last sentence of this definition, on which the improvements related to the development have not been completed. The term “Development/Redevelopment Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate. A Development/Redevelopment Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Hotel Property has been completed for at least four (4) full fiscal quarters shall cease to constitute a Development/Redevelopment Property; provided, however, that Borrower shall be permitted to designate such Property as a Seasoned Property at any earlier time.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G to be executed and delivered by the Borrower pursuant to Section 6.1(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Documentation Agent” means, collectively, Capital One, National Association and BBVA Compass Bank.

“Dollars” or “$” means the lawful currency of the United States of America.

“Early Opt-In Election” has the meaning given that term in Exhibit J.

“EBITDA” means, with respect to a Person for any period and without duplication, the sum of:

(a)       net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including, without limitation, gains and losses from the sale of operating Hotel Properties; (v) pursuit and transaction costs related to the acquisition or disposition of properties (whether or not consummated) that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period; (vi) other non-cash charges, including amortization expense for stock options and impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments); and (vii) equity in net income (loss) of its Unconsolidated Affiliates; plus

(b)       such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.

For purposes of this definition, nonrecurring items shall be deemed to include gains and losses on early extinguishment of Indebtedness.

For purposes of determining EBITDA for any calculation period of twelve months, net earnings of any Hotel Property shall be calculated on a pro forma basis for acquisitions and dispositions, such that (i) in the case of a Hotel Property acquired during the calculation period, the net income (loss) from such Hotel Property for the entire period shall be included in the determination of EBITDA and (ii) in the case of a Hotel Property disposed of during the calculation period, the net income (loss) from such Hotel Property shall be excluded in the determination of EBITDA for such period. If (i) by reason of the foregoing sentence, EBITDA includes (or excludes) net earnings of a Hotel Property for any quarter during the calculation period prior to the acquisition (or disposition) thereof and (ii) the Person that acquired (or disposed of) such Hotel Property incurred (or repaid) Secured Indebtedness secured by such Hotel Property during the calculation period, there shall be included in (or excluded from) Fixed Charges for such period Interest Expense associated with such Secured Indebtedness for the time prior to such acquisition (or disposition), calculated on a pro forma basis as if (x) in the case of an acquisition, such Secured Indebtedness had encumbered such Hotel Property for each quarter of the calculation period in respect of which net earnings of such Hotel is included pursuant to clause (i) above and (y) in the case of a disposition, such Secured Indebtedness had been repaid at the beginning of such calculation period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union (and, if the United Kingdom ceases to be part of the European Union, the United Kingdom), Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or Event of Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Property” means a Hotel Property which satisfies all of the following requirements as certified by the Borrower: (a) such Hotel Property is operating as a lodging Property; (b) such Property is owned in fee simple by, or subject to a Qualified Ground Lease to, the Borrower or a Wholly-Owned Subsidiary of the Borrower (except that (i) the Doubletree Metropolitan in New York City may be designated as an Eligible Property, provided that the Borrower retains, directly or indirectly, at least a 98.2% Controlling ownership interest therein and (ii) The Knickerbocker in New York City may be designated as an Eligible Property, provided that the Borrower retains, directly or indirectly, at least a 95.0% Controlling ownership interest therein); (c) such Hotel Property is located in a State of the United States of America or in the District of Columbia; (d) neither such Hotel Property, nor if such Hotel Property is owned by a Wholly-Owned Subsidiary of the Borrower, any of the Borrower’s direct or indirect ownership interest in such Wholly-Owned Subsidiary, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge; (e) regardless of whether such Hotel Property is owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Hotel Property as security for Indebtedness of the Borrower or such Wholly-Owned Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property (it being understood that (x) a Financial Covenant Limitation, (y) any provision contained in any Hotel Sale Agreement restricting the creation of Liens on, or the sale, transfer or other disposition of, any property that is the subject of such Hotel Sale Agreement or (z) Permitted Transfer Restrictions, shall not violate this clause (e)); (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which are not individually or collectively material to the profitable operation of such Hotel Property and (g) such Hotel Property is not owned in fee simple by, or subject to a Qualified Ground Lease to, any Excluded FelCor Subsidiary.

“Eligible Subsidiary” means (a) all existing and future Subsidiaries of the Parent Guarantor (other than Excluded Subsidiaries) and (b) each Subsidiary of the Parent Guarantor (other than an Excluded Subsidiary) that owns, directly or indirectly, any Equity Interests in any Subsidiary described in clause (a).

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or cleanup of Hazardous Materials, including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Exchange Act” has the meaning given that term in Section 11.1(l)(ii).

“Excluded FelCor Subsidiary” means any FelCor Subsidiary; provided, that upon the redemption in full of the Existing Unsecured FelCor Bonds, each FelCor Subsidiary shall cease to be an Excluded FelCor Subsidiary.

“Excluded Pledged Collateral” means:

(a) the Equity Interests of any Subsidiary that are prohibited by Applicable Law from being subject to a pledge agreement for the benefit of the Secured Parties; and

(b) the Equity Interests of any Subsidiary that is subject to a Permitted Transfer Restriction of the type described in clause (a) of the definition of “Permitted Transfer Restriction” for so long as and solely to the extent that such Permitted Transfer Restriction prohibits the grant of a Lien on such Equity Interests;

provided, however, that:

(x)       with respect to any Equity Interests of a Subsidiary that are excluded by virtue of clause (b) above, (A) the Borrower shall, from and after the Collateral Trigger Date, exercise commercially reasonable efforts to obtain the consent of the counterparty to the applicable Permitted Transfer Restriction to permit the grant of a Lien on such excluded Equity Interests, (B) unless otherwise prohibited pursuant to the terms of the applicable Permitted Transfer Restriction, the Borrower shall, on or prior to the Collateral Trigger Date, cause a parent entity that owns, directly or indirectly, any Equity Interests in such Subsidiary to own directly 100% of such excluded Equity Interests and pledge the Equity Interests of such parent entity in accordance with the requirements of this Agreement and (C) during any Collateral Period, in no event shall the Unencumbered Asset Value attributable to Subsidiaries the Equity Interests of which constitute Excluded Pledged Collateral pursuant to clause (b) above (but not including Subsidiaries with a parent entity whose Equity Interests have been pledged as set forth in the preceding clause (B)) exceed 20% of the Unencumbered Asset Value in the aggregate; and

(y)       notwithstanding anything to the contrary hereinabove contained in clauses (a) and (b): (A) if and to the extent any prohibition, breach or default under any contract of the type described in clause (b) above shall be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other Applicable Law (including any Debtor Relief Law) or principles of equity, or to the extent any Lien on any such Equity Interests shall be expressly permitted by the applicable counterparty(ies) by consent, waiver or otherwise, such applicable Equity Interests shall not constitute Excluded Pledged Collateral; and (B) any Collateral (or any portion thereof) that ceases to satisfy the criteria for Excluded Pledged Collateral (whether as a result of any Person obtaining any necessary consent, any change in any Applicable Law, or otherwise) shall no longer be Excluded Pledged Collateral.

“Excluded Subsidiary” means any Subsidiary of the Parent Guarantor (other than the Borrower) (a) that is an Excluded FelCor Subsidiary or (b)(i) holding title to assets that are or are reasonably expected within sixty (60) days to become collateral for any Secured Indebtedness of such Subsidiary, or is a direct or indirect beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (ii) that is or is reasonably expected within sixty (60) days to become prohibited from guarantying the Indebtedness of any other Person pursuant to (x) any document, instrument or agreement evidencing such Secured Indebtedness or (y) a provision of such Subsidiary’s organizational documents, which provision was or is reasonably expected within sixty (60) days to be included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness. The 60-day periods provided in clause (b) of the preceding sentence may be extended by the Administrative Agent in its reasonable discretion.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 5.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Unsecured FelCor Bonds” means the 6.000% Senior Notes due 2025 issued pursuant to the Indenture, dated as of May 21, 2015, by and among FelCor Lodging Limited Partnership, the guarantors party thereto, and U.S. Bank National Association, as trustee, registrar and paying agent, as such bonds may be supplemented or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value shall be determined by the Board of Trustees of the Parent Guarantor (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $5,000,000, such determination may be made by the chief executive officer or the chief financial officer of the Borrower evidenced by an officer’s certificate delivered to the Administrative Agent.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, if the Borrower has delivered a written notice to the Administrative Agent certifying (a) that all or any portion of the Loan is subject to a Derivatives Contract providing for a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act and (b) that such Derivatives Contract is not subject to a zero interest rate floor, then the Federal Funds Rate shall not be subject to a floor of zero with respect to the Loan or portion thereof, as applicable.

“Fee Letter” means that certain fee letter dated as of September 28, 2012, by and among the Borrower, the Administrative Agent, the Syndication Agent and the Arrangers, as amended, supplemented or otherwise modified from time to time.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“FelCor Acquisition” means the acquisition by the Borrower of FelCor Lodging Trust Incorporated and all of its Subsidiaries pursuant to that certain Agreement and Plan of Merger, dated as of April 23, 2017, by and among the Parent Guarantor, the Borrower, Rangers Sub I, LLC, a Wholly-Owned subsidiary of the Borrower, Rangers Sub II, LP, an indirect Wholly-Owned Subsidiary of the Borrower, FelCor Lodging Trust Incorporated, and FelCor Lodging Limited Partnership.

“FelCor Subsidiary” means Rangers Sub I, LLC, Rangers General Partner, LLC or any of their respective Subsidiaries.

“FF&E” means all fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on any Hotel Property or used in connection with the use, occupancy, operation and maintenance of all or any part of any Hotel Property, other than stocks of food, beverages and other supplies held for consumption in normal operation.

“FF&E Reserves” means, for any period and with respect to any Hotel Property, an amount equal to 4.0% of Gross Operating Revenues of such Hotel Property.

“Financial Covenant Limitation” has the meaning given that term in the definition of “Negative Pledge.”

“Fitch” means Fitch Ratings, Inc. and its successors.

“Fixed Charges” means, with respect to a Person and for a given period, the sum of (a) the Interest Expense of such Person for such period (if applicable, calculated on a pro forma basis as provided in the last sentence of the definition of “EBITDA”), plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness) (if applicable, calculated on a pro forma basis as provided in the last sentence of the definition of “EBITDA”), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period, plus (d) the aggregate payment for cash taxes paid by such Person during such period. The Parent Guarantor’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates will be included when determining the Fixed Charges of the Parent Guarantor.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fourth Amendment Effective Date” means April 22, 2016.

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and any related rights in connection with the ownership or operation of a Hotel Property.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for Unconsolidated Affiliates. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis. For purposes of this Agreement, Funds From Operations shall be calculated consistent with the White Paper on Funds From Operations dated April 2002 issued by National Association of Real Estate Investment Trusts, Inc., but without giving effect to any supplements, amendments or other modifications promulgated after the Amendment No. 7 Effective Date.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other comparable authority (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority and any supra-national bodies such as the European Union or the European Central Bank) or any arbitrator with authority to bind a party at law.

“Gross Operating Expenses” means, for any period of time for any Hotel Property, all costs and expenses of maintaining, conducting and supervising the operation of such Hotel Property which are properly attributable to the period under consideration under the Borrower’s system of accounting, including without limitation (but without duplication): (i) the cost of all food and beverages sold or consumed and of all Inventory; (ii) salaries and wages of personnel employed at such Hotel Property, including costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this paragraph which are referred to as “Administrative and General Expenses” in the Uniform System; (iii) the cost of all other goods and services obtained by Manager in connection with its operation of such Hotel Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment; (iv) the cost of repairs to and maintenance of such Hotel Property (excluding capital expenditures); (v) insurance premiums for all insurance maintained with respect to such Hotel Property, including, without limitation, property damage insurance, public liability insurance, and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the use and operation of such Hotel Property and losses incurred with respect to deductibles applicable to the foregoing types of insurance; (vi) workers’ compensation insurance or insurance required by similar employee benefits acts; (vii) all personal property taxes, real estate taxes, assessments and any other ad valorem taxes imposed on or levied in connection with such Hotel Property (less refunds, offsets or credits thereof, and interest thereon, if any, received during the period in question) and all other taxes, assessments and other governmental charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against the owner or ground lessor of such Hotel Property or the applicable Manager or Operating Lessee with respect to the operation of such Hotel Property and water and sewer charges; (viii) all sums deposited into any maintenance or capital expenditure reserve, including the amount of the applicable FF&E Reserve; (ix) legal fees related to the operation of such Hotel Property; (x) except to the extent the same are normally treated as capital expenditures under the Uniform System or GAAP, the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including the fees (if any) of the applicable Manager in connection therewith, such as ADA studies, life safety reviews, and energy efficiency studies; (xi) all expenses for marketing such Hotel Property, including all expenses of advertising, sales promotion and public relations activities; (xii) utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees; (xiii) all fees (including base and incentive fees), assessments, royalties and charges payable under the applicable Management Agreement and Franchise Agreement (if any); (xiv) reasonable reserves for uncollectible accounts receivable; (xv) credit card fees, travel agent commissions and other third-party reservation fees and charges; (xvi) all parking charges and other expenses associated with revenues received by the applicable Manager related to parking operations, including valet services; (xvii) common expenses charges, common area maintenance charges and similar costs and expenses; (xviii) rent payments under any ground lease; and (xix) any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System in the applicable Management Agreement unless specifically excluded under the provisions of this Agreement. Gross Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any item specified in the applicable Management Agreement to be provided at Manager’s sole expense; (c) debt service; (d) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or GAAP; or (e) other recurring or non-recurring ownership costs such as partnership or limited liability company administration and costs of changes to business and liquor licenses.

“Gross Operating Revenues” means, for any period of time for any Hotel Property, without duplication, all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by the owner (or, if such Hotel Property is ground leased, the ground lessee) of such Hotel Property or the applicable Operating Lessee or Manager for the use, occupancy or enjoyment of such Hotel Property or the sale of any goods, services or other items sold on or provided from such Hotel Property in the ordinary course of operation of such Hotel Property, including, without limitation, all income received from tenants, transient guests, lessees, licensees and concessionaires and other services to guests at such Hotel Property, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar governmental charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than business interruption insurance); (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) proceeds of sales, whether dispositions of capital assets, FF&E or equipment (other than sales of Inventory in the ordinary course of business); (vi) gross receipts received by tenants, lessees (other than Operating Lessees), licensees or concessionaires of the owner (or, if such Hotel Property is ground leased, the ground lessee) of such Hotel Property; (vii) consideration received at such Hotel Property for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, and paid over to, the applicable Manager; (viii) tips, service charges and gratuities collected for the benefit of employees; (ix) proceeds of any financing; (x) working capital provided by the Parent Guarantor or any Subsidiary of the Parent Guarantor or the applicable Operating Lessee; (xi) amounts collected from guests or patrons of such Hotel Property on behalf of tenants of such Hotel Property and other third parties; (xii) the value of any goods or services in excess of actual amounts paid (in cash or services) provided by the applicable Manager on a complimentary or discounted basis; and (xiii) other income or proceeds resulting other than from the use or occupancy of such Hotel Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from such Hotel Property in the ordinary course of business. Gross Operating Revenues shall be reduced by credits or refunds to guests at such Hotel Property.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Subsidiary of the Borrower under any Specified Derivatives Contract (other than any Excluded Swap Obligation).

“Guarantors” means (a) the Parent Guarantor and (b) the Subsidiary Guarantors.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. Obligations in respect of customary performance guaranties and Guaranties constituting Nonrecourse Indebtedness shall not be deemed to give rise to Indebtedness or otherwise constitute a Guaranty except as otherwise provided in the definition of “Nonrecourse Indebtedness”. As the context requires, “Guaranty” shall also mean the Guaranty of even date herewith in the form of Exhibit E executed by the Guarantors in favor of the Administrative Agent for its benefit and the benefit of the Lenders, as the same may be supplemented, amended or otherwise modified from time to time.

“Guaranty Requirement” has the meaning given that term in Section 8.14(a).

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; (f) urea formaldehyde insulation; and (g) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hotel Property” means a Property on which there is located an operating hotel.

“Hotel Sale Agreement” means any agreement providing for the sale of a Hotel Property or Equity Interests in a Wholly-Owned Subsidiary of the Borrower that directly or indirectly owns in fee simple such Hotel Property, or is party to a Qualified Ground Lease in respect thereof.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):

(a)        all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business and not more than thirty (30) days past due unless being contested in good faith);

(b)       all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered;

(c)       Capitalized Lease Obligations of such Person;

(d)       all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment);

(e)       all Off-Balance Sheet Obligations of such Person;

(f)        all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)) in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(g)       all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); provided, however, that purchase obligations pursuant to this clause (g) shall be included only to the extent that the amount of such Person’s liability for the purchase price is not limited to the amount of any associated deposit given by such Person;

(h)       net obligations under any Derivatives Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero);

(i)         all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability);

(j)         all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and

(k)        such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person (other than with respect to customary non-recourse carve-outs described in clause (i) above), in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). The Loan hereunder and the “Loans” and “Letter of Credit Liabilities” (both as defined in the Revolving Credit Agreement) shall constitute Indebtedness of the Borrower.

“Indemnifiable Amounts” has the meaning given that term in Section 12.6.

“Indemnified Costs” has the meaning given that term in Section 13.10(a).

“Indemnified Party” has the meaning given that term in Section 13.10(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnity Proceeding” has the meaning given that term in Section 13.10(a).

“Information Materials” has the meaning given that term in Section 9.6.

“Intellectual Property” has the meaning given that term in Section 7.1(t).

“Interest Expense” means, with respect to a Person for a given period, without duplication, (a) total interest expense of such Person including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Ownership Share of Interest Expense of its Unconsolidated Affiliates for such period. Interest Expense shall include the interest component of Capitalized Lease Obligations and shall exclude the amortization of any deferred financing fees.

“Interest Period” means with respect to each LIBOR Loan (other than a LIBOR Daily Loan), each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Inventory” shall have the meaning ascribed to such term in the UCC, and including within the term items which would be entered on a balance sheet under the line items for “Inventories” or “China, glassware, silver, linen and uniforms” under the Uniform System.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment to the extent that it constitutes Indebtedness. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Pricing Effective Date” means the first Business Day following the later of the date on which (a) the Investment Grade Ratings Criteria have been satisfied and (b) the Borrower has delivered to the Administrative Agent (and the Administrative Agent shall promptly provide a copy of such notice to the Lenders) a certificate signed by a Responsible Officer of the Borrower (i) certifying that the Investment Grade Ratings Criteria have been satisfied (which certification shall also set forth the Credit Rating(s) as in effect, if any, from each of S&P, Fitch and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Margin apply to the pricing hereunder.

“Investment Grade Ratings Criteria” means receipt by the Parent Guarantor or the Borrower of a Credit Rating of BBB- or better from S&P or Baa3 or better from Moody’s, applicable to the senior, unsecured, non-credit enhanced long-term debt of the Parent Guarantor or the Borrower, as applicable.

“Investment Grade Release” has the meaning given that term in Section 8.15(a).

“Joinder Default” has the meaning given that term in Section 11.1.

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns, provided, however, that the term “Lender” shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lender Parties” has the meaning given that term in Section 13.8.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Level” has the meaning given that term in the definition of the terms “Leverage-Based Applicable Margin” and “Ratings-Based Applicable Margin”, as the context may require.

“Leverage-Based Applicable Margin” means the percentage rate set forth below corresponding to the level (each, a “Level”) into which the Leverage Ratio as determined in accordance with Section 10.1.(a) then falls:

Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	Less than 4.00 to 1.00	1.45%	0.45%
2	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	1.55%	0.55%
3	Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	1.60%	0.60%
4	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.75%	0.75%
5	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%
6	Greater than or equal to 6.00 to 1.00	2.20%	1.20%

The Leverage-Based Applicable Margin shall be determined by the Administrative Agent from time to time based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Leverage-Based Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3, the Leverage-Based Applicable Margin shall equal the percentages corresponding to Level 6, until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Amendment No. 7 Effective Date through but excluding the date on which the Administrative Agent first determines the Leverage-Based Applicable Margin as set forth above, the Leverage-Based Applicable Margin shall be determined based on Level 1. Thereafter, such Leverage-Based Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.5(c).

“Leverage Ratio” means, as of a given date, the ratio, expressed as a percentage, of (a) (i) Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis determined as of such date minus (ii) Unrestricted Cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries in excess of $25,000,000 on such date, to (b) EBITDA of the Parent Guarantor and its Subsidiaries for the period of the four consecutive fiscal quarters ending on such date.

“LIBOR” means, with respect to any LIBOR Loan (other than a LIBOR Daily Loan) for any Interest Period, the rate of interest obtained by dividing (a) the rate of interest per annum determined on the basis of the rate for deposits in U.S. Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or a comparable or successor quoting service approved by the Administrative Agent) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (b) a percentage equal to 1 minus the Statutory Reserve Rate; provided that if as so determined LIBOR (including, without limitation, any Replacement Rate with respect thereto) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If, for any reason, the rate referred to in the preceding clause (a) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (a) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S. Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the Statutory Reserve Rate shall result in a change in LIBOR on the date on which such change in such Statutory Reserve Rate becomes effective. Notwithstanding the foregoing, (a) if the Borrower has delivered a written notice to the Administrative Agent certifying (i) that all or any portion of the Loan is subject to a Derivatives Contract providing for a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act and (ii) that such Derivatives Contract is not subject to a zero interest rate floor, then LIBOR shall not be subject to a floor of zero with respect to the Loan or portion thereof, as applicable, and (b) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR, then “LIBOR” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of Exhibit J.

“LIBOR Daily Loan” means a LIBOR Loan bearing interest at a rate based on the LIBOR Market Index Rate.

“LIBOR Loan” means the Loan or a portion thereof (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day for a one-month deposit in U.S. Dollars having a one-month period determined at approximately 10:00 a.m., New York City time for such day (rather than 11:00 a.m. London time two (2) Business Days prior to the first day of such period as otherwise provided in the definition of “LIBOR”) (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance to provide security for any obligation, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge, privilege or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom, whether now owned or hereafter acquired or arising; (b) any arrangement, express or implied, under which any property of such Person, whether now owned or hereafter acquired or arising, is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the authorized filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means the loan made, or to be made, to the Borrower by the Lenders pursuant to Section 2.1(a) and includes (if and as applicable) any Additional Loan Advance to be made to the Borrower by an Additional Lender pursuant to Section 2.16(c). As the context requires, the term “Loan” may also refer to a Base Rate Loan or LIBOR Loan (as applicable) or in the case of any individual Lender, that portion of the Loan made, or to be made, to the Borrower by such Lender.

“Loan Document” means this Agreement, each Note, the Guaranty, each Collateral Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Derivatives Contract), as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Modification Agreement” has the meaning given that term in Section 13.7(d).

“Loan Modification Offer” has the meaning given that term in Section 13.7(d).

“Loan Party” means the Borrower, the Parent Guarantor and the Subsidiary Guarantors.

“Major Renovation Property” means a Hotel Property undergoing renovations (including all renovations that are part of an overall plan in respect of such Hotel Property or that are similar or related to other renovations, even though not performed at the same time) that:

(a) have resulted in, or are reasonably expected to result in, more than twenty-five percent (25%) of the rooms in such Hotel Property not being available for occupancy for a period of more than sixty (60) days, or

(b) have a projected cost involving expenditures during any 18-month period that exceeds forty percent (40%) of the book value of such Hotel Property (as determined prior to the commencement of such renovations) or

(c) have resulted in, or are reasonably expected to result in, a reduction of Net Operating Income of such Hotel Property of thirty percent (30%) or more during any period of twelve (12) consecutive months (as compared to the period of twelve (12) consecutive months immediately prior to the commencement of such renovations).

A Hotel Property that ceases operations during renovation shall constitute a Development/Redevelopment Property and shall not constitute a Major Renovation Property.

“Management Agreement” means any agreement entered into by the Parent Guarantor, a Subsidiary or an Unconsolidated Affiliate under which it engages a Person to advise it with respect to the management of a given Property and/or to manage a given Property.

“Manager” means the Person engaged as a manager pursuant to a Management Agreement.

“Managing Agent” means Raymond James.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for stock that is not Mandatorily Redeemable Stock at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for stock that is not Mandatorily Redeemable Stock and cash in lieu of fractional shares), in the case of each of clauses (a), (b) and (c) above, on or prior to the Maturity Date.

“Margin Stock” means “margin stock” or “margin securities” as such terms are defined in Regulation T, Regulation U and Regulation X.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Parent Guarantor, the Borrower or any Subsidiary in which the purchase price of the assets acquired exceeds an amount equal to 10% of Total Asset Value based on the most recent Compliance Certificate submitted prior to the consummation of such acquisition.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under any Loan Document, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loan or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than the Loan Documents), to which the Borrower, any other Loan Party or any Non-Loan Party BB Property Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

“Maturity Date” means January 25, 2023.

“Moody’s” means Moody’s Investors Service, Inc. or any successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument granting a Lien on real property as security for the payment of an obligation owing to a Person.

“Mortgage Receivable” means the principal amount of an obligation owing to a Person that is secured by a Mortgage.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Hotel Sale Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person (unless such prohibition does not apply to Liens securing the Guaranteed Obligations); provided, however, that (a) an agreement that (i) conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets or (ii) evidences Unsecured Indebtedness containing restrictions on encumbering assets in the Unencumbered Pool substantially similar to, or, taken as a whole, not more restrictive than the restrictions contained in the Loan Documents (as determined by the Borrower in good faith) (including, without limitation, the Revolving Credit Agreement and the Capital One Term Loan Agreement) (such an agreement, a “Financial Covenant Limitation”) and (b) Permitted Transfer Restrictions shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the amount by which the Gross Operating Revenues of such Property for such period exceed the Gross Operating Expenses of such Property for such period.

“Net Proceeds” means, (a) with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance, net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance, (b) with respect to any asset sale by a Person, all cash proceeds as and when received by such Person in respect thereof (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), net of reasonable costs of sale (including sales, use or other transaction taxes paid or payable as a result thereof), repayment of debt secured by the asset and reasonably projected income tax and/or dividend distributions required to be paid with respect to any gain on the sale in order to avoid income or excise tax under the Internal Revenue Code and (c) with respect to any incurrence of Borrowed Money Recourse Debt by a Person, all cash proceeds received by such Person in respect of such issuance, net of all or any amounts used to refinance the principal and interest on any Indebtedness (and any prepayment premiums, fees or make-whole amounts that are contractually required to be paid in connection with such refinancing) or reasonable transaction costs (including taxes) required to be paid in connection with the incurrence of such Borrowed Money Recourse Debt.

“New Property” means each Hotel Property acquired by the Parent Guarantor or any Subsidiary or any Unconsolidated Affiliate (as the case may be) from the date of acquisition for a period of four full fiscal quarters after the acquisition thereof; provided, however, that, upon the Seasoned Date for any New Property (or any earlier date selected by Borrower), such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.

“Non-Consenting Lender” has the meaning given that term in Section 13.7(c).

“Non-Loan Party BB Property Subsidiary” means any Subsidiary of the Borrower (other than a Subsidiary Guarantor) that directly or indirectly owns in fee simple any Borrowing Base Property, or is party to a Qualified Ground Lease in respect thereof.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Loan made by such Lender, substantially in the form of Exhibit F.

“Notice of Borrowing” means a notice substantially in the form of Exhibit B (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1(b) evidencing the Borrower’s request for the borrowing of the Loan or Section 2.16(c) for the borrowing of an Additional Loan Advance.

“Notice of Continuation” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9 evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on, the Loan; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts.

“OFAC” has the meaning given that term in Section 7.1(z).

“Off-Balance Sheet Obligations” means, with respect to any Person, liabilities and obligations of such Person or any of its Subsidiaries in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such Person’s report on Form 10-Q or Form 10-K (or their equivalents) which such Person is required to file with the SEC (or any Governmental Authority substituted therefor).

“Operating Lessee” means, with respect to a Hotel Property, the Subsidiary of the Parent Guarantor that leases such Hotel Property from a Subsidiary of the Parent Guarantor that is the owner or ground lessee of such Hotel Property.

“Operating Property Value” means, at any date of determination,

(a) for each Seasoned Property, (i) the Adjusted NOI for such Property for the period of twelve (12) months ended on such date of determination divided by (ii) the applicable Capitalization Rate, and

(b) for each New Property, the GAAP book value for such New Property (until the Seasoned Date, or earlier at Borrower’s election).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6).

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loan after giving effect to any borrowings and prepayments or repayments of the Loan occurring on such date.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly-Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent Guarantor” has the meaning set forth in the introductory paragraph hereof and shall include the Parent Guarantor’s successors and permitted assigns.

“Pari Passu Debt” means each other document, instrument or other agreement evidencing unsecured Indebtedness of the Borrower (including any Indebtedness outstanding under the Revolving Credit Agreement) containing collateral requirements substantially similar to those set forth in this Agreement (and, in the case of the Revolving Credit Agreement, may also include collateral requirements with respect to Transferred Mortgages), and, with respect to any Collateral, such Indebtedness is subject to intercreditor documentation in form, scope and substance reasonably acceptable to the Administrative Agent in its sole discretion with parties to any such Pari Passu Debt, and which intercreditor agreement documentation shall provide that the Liens on any Collateral securing the Guaranteed Obligations shall have priority that is at least equal and ratable, and in no event junior, to the priority of the Liens securing such Pari Passu Debt obligations.

“Participant” has the meaning given that term in Section 13.6(b).

“Participant Register” has the meaning given to that term in Section 13.6(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Amendment” has the meaning given that term in Section 13.7(d).

“Permitted Environmental Liens” means any Lien arising out of or related to any Environmental Laws, which Lien consists solely of restrictions on the use of real property that do not materially detract from the profitable operation of such property in the business of the Parent Guarantor, the Borrower and its other Subsidiaries.

“Permitted Liens” means, with respect to any asset or property of a Person, (a)(i)  Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws (other than Permitted Environmental Liens)) or (ii) any claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, either (x) is not at the time required to be paid or discharged under Section 8.6 or (y) is in an amount, in the aggregate with all other such claims permitted pursuant to this clause (y), not in excess of $1,000,000; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or any similar Applicable Law; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (f) judgment and attachment liens on Properties in respect of judgments not constituting an Event of Default, provided that, in the case of Borrowing Base Properties, such Lien is discharged within not more than sixty (60) days or stayed pending appeal; (g) Capitalized Lease Obligations and purchase money obligations in respect of personal property in an aggregate amount with respect to the Unencumbered Pool not to exceed 1.0% of the Unencumbered Asset Value in the aggregate; (h) Liens identified in Schedule 1.2 hereto; (i) Liens in favor of the Administrative Agent securing the Guaranteed Obligations; (j) Liens on the Collateral securing Pari Passu Debt obligations solely to the extent such Liens are pari passu with or junior to the Liens securing the Guaranteed Obligations; and (k) to the extent constituting a Lien, any Permitted Transfer Restrictions and any provision contained in any Hotel Sale Agreement restricting the creation of Liens on, or the sale, transfer or other disposition of, any property that is the subject of such Hotel Sale Agreement.

“Permitted Transfer Restrictions” means (a) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under Management Agreements, Franchise Agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable Hotel Property, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions and (b) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Borrower or of any other Subsidiary of the Parent Guarantor imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Borrower or such Subsidiary pursuant to “tax protection” or other similar agreements.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan of Division” means a plan of division adopted by a Delaware LLC as required by any applicable governmental authority in order to legally effectuate a Delaware LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Pledge Agreement” means any pledge or security agreement entered into, after the Amendment No. 7 Effective Date among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent, the other Secured Parties, any holder, representative and/or agent with respect to any Pari Passu Debt obligations (as required by this Agreement, any other Loan Document or any Pari Passu Debt documentation) and, if applicable, any collateral agent or trustee, in form and substance reasonably satisfactory to the Administrative Agent.

“Pledge Default” has the meaning given that term in Section 11.1.

“Pledged Subsidiary” means any of the Borrower, any Subsidiary Guarantor and any Non-Loan Party BB Property Subsidiary owned directly or indirectly by the Parent Guarantor, the Equity Interests of which do not constitute Excluded Pledged Collateral.

“Post-Default Rate” means (a) in respect of any principal of the Loan, the rate otherwise applicable plus an additional two percent (2%) per annum and (b) with respect to any other Obligation (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), or any amount owing by a Lender to the Administrative Agent pursuant to Section 11.8., at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent Guarantor or any of its Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent Guarantor or any of its Subsidiaries, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prepayment Period” means any period after the Amendment No. 7 Effective Date commencing on the occurrence of a Collateral Trigger Date to but excluding the Prepayment Provisions Termination Date subsequent to such Collateral Trigger Date.

“Prepayment Provisions Termination Date” has the meaning given that term in Section 11.5(c).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means Wells Fargo’s office located at 600 South 4th St., 8th Floor, Minneapolis, MN 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means a parcel of real property and the improvements thereon owned or ground leased (in whole or in part) by the Parent Guarantor or any of its Subsidiaries (or, if applicable, Unconsolidated Affiliates).

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (i) the Outstanding Amount of the Loan (including any Additional Loan Advances) held by such Lender to (ii) the Outstanding Amount of the Loan (including any Additional Loan Advances) held by all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given that term in Section 13.22.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Ground Lease” means, with respect to a Hotel Property, a ground lease that (a) has a remaining term (including renewal options that are exercisable without condition) of not less than fifty (50) years as of the Amendment No. 7 Effective Date, for Hotel Properties included as of the Amendment No. 7 Effective Date, or at the time such Hotel Property is first included as a Borrowing Base Property, in the case of Hotel Properties included thereafter, or (b) in the event that such remaining term is less than fifty (50) years, such ground lease (i) either contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is de minimus or provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term, (ii) permits a leasehold mortgage, and (iii) provides that such lease may not be terminated by the ground lessor without prior notice to the leasehold mortgagee and an opportunity for such leasehold mortgagee to cure any default by the lessee (including adequate time for the leasehold mortgagee to obtain possession to effect such cure). Notwithstanding the foregoing, until the Maturity Date, the following Hotel Properties shall be deemed to be subject to Qualified Ground Leases, even if the remaining term is less than fifty (50) years: (i) Doubletree Suites by Hilton Orlando Lake Buena Vista, (ii) Embassy Suites San Francisco Airport Waterfront, and (iii) Wyndham New Orleans French Quarter.

“Rating Agency” means S&P, Moody’s, Fitch or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Ratings-Based Applicable Margin” means the percentage rate set forth below corresponding to the level (each, a “Level”) into which the Credit Rating then falls:

Level	Credit Rating	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or better	0.90%	0.00%
2	BBB+/Baa1	0.95%	0.00%
3	BBB/Baa2	1.10%	0.10%
4	BBB-/Baa3	1.35%	0.35%
5	Lower than BBB- /Baa3/Unrated	1.75%	0.75%

During any period for which the Borrower or the Parent Guarantor, as applicable, has received three (3) Credit Ratings which are not equivalent, the Ratings-Based Applicable Margin will be determined by (a) the highest Credit Rating if the highest Credit Rating and the second highest Credit Rating differ by only one Level or (b) the average of the two highest Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Ratings-Based Applicable Margin will be based on the Credit Rating one Level below the Level corresponding to the highest Credit Rating).  During any period for which the Borrower or the Parent Guarantor, as applicable, has received only two (2) Credit Ratings and such Credit Ratings are not equivalent, the Ratings-Based Applicable Margin will be determined by (i) the highest Credit Rating if they differ by only one Level or (ii) the average of the two Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Ratings-Based Applicable Margin will be based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating).  During any period for which the Borrower or the Parent Guarantor, as applicable, has received no Credit Rating from Fitch, if the Borrower or the Parent Guarantor, as applicable, also ceases to have a Credit Rating from one of S&P or Moody’s, then the Ratings-Based Applicable Margin shall be determined based on the remaining such Credit Rating.  Notwithstanding any Credit Rating from Fitch, during any period in which neither S&P nor Moody’s has provided a Credit Rating corresponding to Level 4 or better to the Borrower or the Parent Guarantor, as applicable, the Ratings-Based Applicable Margin shall be determined based on Level 5.

On the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin shall be determined based upon the Credit Rating(s) specified in the certificate delivered pursuant to clause (b) of the definition of “Investment Grade Pricing Effective Date”. Thereafter, any change in the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower or the Parent Guarantor, as applicable, in accordance with the Loan Documents that the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, has changed; provided, however, that if the Borrower or the Parent Guarantor, as applicable, has not delivered such required notice but the Administrative Agent becomes aware that the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, has changed, then the Administrative Agent may, in its sole discretion and upon written notice to the Borrower and the Lenders, adjust the Level effective as of the first day of the first calendar month following the date on which the Administrative Agent becomes aware that the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, has changed.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning given that term in Section 13.6(c).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted, implemented or issued.

“Reinvestment Period” has the meaning given that term in Section 2.8(b)(iii)(A).

“REIT” means a Person qualifying for treatment as a “real estate investment trust” within the meaning of Section 856 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, trustees, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means either (a) the Investment Grade Release or (b) a Collateral Release, as the case may be.

“Release Certificate” has the meaning given that term in Section 8.15(b).

“Requisite Lenders” means, as of any date, Lenders having more than 50% of the Loan (including any Additional Loan Advances); provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Responsible Officer” means with respect to any Person, the chief executive officer, chief financial officer or treasurer of such Person.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding; in the case of each of (a), (b) and (c), other than a payment, redemption, exchange or similar transaction to the extent the consideration paid by the Parent Guarantor or any of its Subsidiaries is shares of Equity Interests that do not constitute Mandatorily Redeemable Stock.

“Revolving Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of December 18, 2019, between the Borrower, the Parent Guarantor, Wells Fargo as administrative agent and the lenders party thereto (as the same may be modified, amended or supplemented from time to time).

“Sanctioned Country” means, at any time, a country, region or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country, or (d) any Person fifty (50) percent or more owned or otherwise controlled by any such Person or Persons described in clause (a) or (b).

“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Seasoned Date” means the first day on which an acquired Hotel Property has been owned for four (4) full fiscal quarters following the date of acquisition.

“Seasoned Property” means (a) each Hotel Property (other than a New Property) owned in fee simple by, or subject to a ground lease to, the Parent Guarantor or any of its Subsidiaries or Unconsolidated Affiliates and (b) upon the occurrence of the Seasoned Date of any New Property, such Hotel Property.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any Property or (to the extent hereinafter provided) any Equity Interests and, in the case of the Parent Guarantor, shall include (without duplication) the Parent Guarantor’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates; provided, however, that Indebtedness of the type described in clause (g) of the definition of Indebtedness shall not constitute Secured Indebtedness. Notwithstanding the foregoing, (a) subject to clause (b) below, Indebtedness that is secured by a pledge of Equity Interests and not by Property owned by the issuer of such Equity Interests shall constitute Secured Indebtedness only if such Property also secures Indebtedness of such issuer and (b) any Indebtedness evidenced or secured by a Transferred Mortgage shall not constitute “Secured Indebtedness” for all purposes herein, including Section 10.1(c).

“Secured Parties” means the holders of the Guaranteed Obligations from time to time and shall include (a) each Lender in respect of its Loans, (b) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Parent Guarantor, the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) each Specified Derivatives Provider, (d) each Indemnified Party, and (e) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Sixth Amendment Effective Date” means January 25, 2018.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total existing debts and liabilities (including all contingent liabilities), as such value and such liabilities are determined in accordance with Sections 101 of the Bankruptcy Code or Sections 1 and 2 of the Uniform Fraudulent Transfer Act; (b) such Person is able to generally pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider, and which was not prohibited by any of the Loan Documents when made or entered into.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means (a) any Lender, or any Affiliate of a Lender or (b) any Person that was a Lender or an Affiliate of a Lender at the time the Derivatives Contract was entered into, in each case that is party to a Derivatives Contract.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal.  LIBOR Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, and such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company, trust or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, trustees or other individuals performing similar functions of such corporation, partnership, limited liability company, trust or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Subsidiary Guarantors” means, other than Subsidiaries released from their obligations under the Guaranty in accordance with Section 8.14. or Section 8.15., as applicable, collectively, (i) each Subsidiary that hereafter joins in the Guaranty by execution of an Accession Agreement (or Guaranty, as the case may be) pursuant to Section 8.14. and (ii) the Subsidiaries identified in Schedule 1.1 hereto on the Amendment No. 7 Effective Date.

“Subsidiary Guaranty and Pledge Documents” means, with respect to any Subsidiary that is required to become a Subsidiary Guarantor or a Pledged Subsidiary pursuant to Section 8.14, the following documents: (x)  an Accession Agreement executed by any such Subsidiary Guarantor, (y) during a Collateral Period, a joinder to the Pledge Agreement (in the form contemplated thereby) (or if the Pledge Agreement is not then in effect, the Pledge Agreement) executed by the Parent Guarantor or any Subsidiary of the Parent Guarantor that owns any Equity Interests in any such Pledged Subsidiary and (z) the items with respect to such Subsidiary Guarantor, Parent Guarantor or Subsidiary, as the case may be, that would have been delivered under Sections 6.1(a)(iv) through (viii) and (xiv) if such Subsidiary Guarantor, Parent Guarantor or Subsidiary had been a Subsidiary Guarantor on the Agreement Date (in the case of Section 6.1(a)(iv), unless waived by the Administrative Agent in its sole discretion), each in form and substance reasonably satisfactory to the Administrative Agent.

“Supported QFC” has the meaning given that term in Section 13.22.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means PNC Bank, National Association.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Asset Value” means, without duplication, the sum of (a) the following amounts with respect to the following assets owned by Parent Guarantor or any of its Subsidiaries: (i) the Operating Property Value of all Hotel Properties; (ii) the amount of all Unrestricted Cash and Cash Equivalents; (iii) the book value of all Development/Redevelopment Properties, Mortgage Receivables and Unimproved Land; and (iv) the contract purchase price for all assets under contract for purchase (to the extent included in Indebtedness); plus (b) the applicable Ownership Share of any Unconsolidated Affiliate of the Parent Guarantor of any asset described in clause (a) above. For purposes of determining Total Asset Value, (u) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 2.5% of Total Asset Value, such excess shall be excluded, (v) to the extent the amount of Total Asset Value attributable to Mortgage Receivables would exceed 15% of Total Asset Value, such excess shall be excluded, (w) to the extent the amount of Total Asset Value attributable to Unconsolidated Affiliates would exceed 10% of Total Asset Value, such excess shall be excluded, (x) to the extent the amount of Total Asset Value attributable to Development/Redevelopment Properties would exceed 10% of Total Asset Value, such excess shall be excluded, (y) to the extent the amount of Total Asset Value attributable to Major Renovation Properties would exceed 10% of Total Asset Value, such excess shall be excluded, and (z) to the extent the amount of Total Asset Value attributable to assets subject to limitation under the foregoing clauses (u) through (y) would exceed 35% of Total Asset Value, such excess shall be excluded.

“Transferred Mortgage” has the meaning given that term in the Revolving Credit Agreement. The Transferred Mortgages will not constitute Collateral for the Obligations.

“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan, a LIBOR Daily Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Adjusted NOI” means, for any period, the aggregate Adjusted NOI of the Unencumbered Pool.

“Unencumbered Asset Value” means at any time the Operating Property Value of the Unencumbered Pool at such time. For purposes of determining Unencumbered Asset Value, to the extent the amount of Unencumbered Asset Value attributable to Borrowing Base Properties subject to a Qualified Ground Lease would exceed 30% of Unencumbered Asset Value, such excess shall be excluded (provided that any Qualified Ground Lease that either (i) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is, in the reasonable judgment of the Administrative Agent, de minimis or (ii) provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term shall not be included for purposes of this limitation). For clarity, the percentage limitation in the preceding sentence shall operate only to exclude from the calculation of Unencumbered Asset Value the value of a Borrowing Base Property in excess of such limitation (and shall not otherwise cause the property to cease to be a Borrowing Base Property).

“Unencumbered Leverage Ratio” means, as of a given date, the ratio, expressed as a percentage, of (i) (x) Unsecured Indebtedness of the Parent Guarantor and its Subsidiaries (other than the Excluded FelCor Subsidiaries) on a consolidated basis minus (y) Unrestricted Cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries (other than the Excluded FelCor Subsidiaries) in excess of $25,000,000, to (ii) Unencumbered Asset Value.

“Unencumbered Leverage Ratio Increase Period” has the meaning given such term in Section 10.1(e).

“Unencumbered Pool” means, at any time, collectively, those Hotel Properties that constitute Borrowing Base Properties at such time.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Uniform System” means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition 2006, as published by the Education Institute of the American Hotel & Motel Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within such Uniform System of Accounts.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unrestricted Cash and Cash Equivalents” means, with respect to any Person, cash and Cash Equivalents of such Person that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of such Person.

“Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness; provided, however, that (i) any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness unless the same constitutes Secured Indebtedness as provided in clause (a) of the last sentence of the definition of “Secured Indebtedness”; and (ii) Indebtedness of the type described in clause (g) of the definition of Indebtedness shall not constitute Unsecured Indebtedness.

“Unsecured Indebtedness Subsidiary” means (a) any Subsidiary of the Parent Guarantor (other than (i) any Excluded Subsidiary that has a payment obligation (including a Guarantee) in respect of Unsecured Indebtedness solely constituting any of the following (x) Indebtedness under performance or surety bonds, (y) Indebtedness of the type described in clause (d) of the definition of “Indebtedness” and (z) trade debt, in each case incurred in the ordinary course of business and (ii) an Excluded FelCor Subsidiary) that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness and (b) each Excluded FelCor Subsidiary that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness of the Parent Guarantor and its Subsidiaries other than Excluded FelCor Subsidiaries (other than, in each case, (i) obligations arising under the Loan Documents and (ii) intercompany Indebtedness between or among any of the Parent Guarantor, the Borrower and their respective Subsidiaries).

“Unsecured Interest Expense” means, for any period of four consecutive fiscal quarters, the greater of (a) actual Interest Expense on all Unsecured Indebtedness of the Parent Guarantor and its Subsidiaries (other than the Excluded FelCor Subsidiaries) on a consolidated basis and (b) an amount equal to the aggregate of, for each portion of such Unsecured Indebtedness, the product of (i) the outstanding principal balance of such portion of such Unsecured Indebtedness and (ii) 6.00%.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning given that term in Section 13.22.

“U.S. Tax Compliance Certificate” has the meaning given that term in Section 3.10(g)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly-Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2            General; References to New York City Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Amendment No. 7 Effective Date; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent Guarantor or a Subsidiary of such Subsidiary (including the Borrower and any Subsidiary of the Borrower) and a reference to an “Affiliate” means a reference to an Affiliate of the Parent Guarantor (including any Affiliate of the Borrower). Except as expressly provided otherwise in any Loan Document, (i) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (ii) any reference to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York City time. The calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of any Indebtedness shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Notwithstanding the first sentence of this Section 1.2, all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standard Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842.

Section 1.3            Rates.

Neither Administrative Agent nor any Lender warrants or accepts responsibility for, and none of the foregoing shall have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”, or any Benchmark Replacement.

Section 1.4            Divisions

For all purposes under the Loan Documents, in connection with any division or Plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article II. LOAN Facility

Section 2.1            Loan.

(a)            Making of the Loan.  Subject to the terms and conditions set forth in this Agreement, including Section 2.15., each Lender party hereto on the Agreement Date severally and not jointly agrees to make its portion of the Loan to the Borrower on the Effective Date, in a principal amount equal to such Lender’s Commitment. Amounts of the Loan (including any Additional Loan Advances) that are repaid may not be reborrowed.

(b)           Requests for the Loan.  Not later than 1:00 p.m. at least one (1) Business Day prior to a borrowing of Base Rate Loans or LIBOR Daily Loans comprising all or a portion of the Loan (which for purposes of this subsection (b) shall include (if and as applicable) an Additional Loan Advance) and not later than 1:00 p.m. at least three (3) Business Days prior to a borrowing of LIBOR Loans (other than LIBOR Daily Loans) comprising all or a portion of the Loan, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall specify the Type of the Loan, and if such portion of the Loan is to be a LIBOR Loan (other than LIBOR Daily Loans), the initial Interest Period for such portion of the Loan. Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.  Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether the Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)           Funding of Loan. Each Lender party hereto on the Agreement Date shall deposit an amount equal to its Commitment with the Administrative Agent at the Principal Office, in immediately available funds not later than 10:00 a.m. on the Effective Date. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 1:00 p.m. on the Effective Date, the proceeds of such amounts received by the Administrative Agent.

(d)           Obligation of Lenders. No Lender (which for purposes of this subsection (d) shall include (if and as applicable) each Additional Lender) shall be responsible for the failure of any other Lender to advance its portion of the Loan (which, for purposes of this subsection (d) shall include (if and as applicable) each Additional Loan) or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to advance its portion of the Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to advance its portion of the Loan or to perform any other obligation to be made or performed by such other Lender.

Section 2.2            Intentionally Omitted.

Section 2.3            Intentionally Omitted.

Section 2.4            Intentionally Omitted.

Section 2.5            Rates and Payment of Interest on the Loan.

(a)           Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

 (i)             during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans;

 (ii)            during such periods as such Loan is a LIBOR Loan (other than a LIBOR Daily Loan), at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans; and

 (iii)           during such periods as such Loan is a LIBOR Daily Loan, at the LIBOR Market Index Rate, plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, (a) automatically upon any Event of Default under Section 11.1(a), (e) or (f), or (b) at the option of the Requisite Lenders (upon notice to the Borrower) while any other Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including, without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of the Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of the Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)            Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within ten (10) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

(d)           Benchmark Replacement. Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, LIBOR and any Benchmark Replacement shall be subject to replacement in accordance with the terms and conditions of Exhibit J.

Section 2.6            Number of Interest Periods.

There may be no more than four (4) different Interest Periods for LIBOR Loans outstanding at the same time during any time when there are no LIBOR Daily Loans that are outstanding (or three (3) different Interest Periods during any time when there is a LIBOR Daily Loan that is outstanding).

Section 2.7            Repayment of the Loan.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loan on the Maturity Date (or such earlier date on which the Loan becomes due or is declared due in accordance with this Agreement).

Section 2.8           Prepayments.

(a)           Optional. Subject to Section 5.4., the Borrower may prepay the Loan in full or in part at any time without premium or penalty. The Borrower shall give the Administrative Agent written notice at least two (2) Business Days prior to the prepayment of any LIBOR Loan or one (1) Business Day prior to the prepayment of any Base Rate Loan. Each voluntary partial prepayment of the Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Notwithstanding anything to the contrary in this Agreement, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the successful closing of a disposition or acquisition or other event, in which case such notice may be revoked by the Borrower if such condition is not satisfied, provided that the Borrower pays to the Administrative Agent and the Lenders any “breakage” charges incurred in connection with such notice in accordance with Section 5.4 hereof.

(b)           Mandatory.

 (i)            If at any time the Unsecured Indebtedness (including the Loan but excluding the Existing Unsecured FelCor Bonds) of the Parent Guarantor and its Subsidiaries on a consolidated basis exceeds the Unencumbered Asset Value, the Borrower shall within five (5) Business Days of the Borrower obtaining knowledge of the occurrence of any such excess, deliver to the Administrative Agent for prompt distribution to each Lender a written plan to eliminate such excess. If such excess is not eliminated within fifteen (15) days of the Borrower obtaining knowledge of the occurrence thereof, then (unless otherwise approved by the Requisite Lenders) the entire Outstanding Amount of the Loan, together with all accrued interest thereon shall be immediately due and payable in full. All payments under this subsection (b)(i) shall be applied in accordance with Section 11.5(a).

 (ii)            Intentionally Omitted.

 (iii)           Collateral Trigger Prepayments. During a Prepayment Period, the Borrower shall prepay the Outstanding Amount of Loans and/or the aggregate outstanding principal amount under any Pari Passu Debt (payable upon the aggregate amount of proceeds exceeding $1,000,000), in an amount equal to 100% of:

(a)           the Net Proceeds received by the Parent Guarantor, the Borrower and their Subsidiaries (other than the Excluded FelCor Subsidiaries) with respect to asset sales consummated during such Prepayment Period and not reinvested in the Unencumbered Pool (including the acquisition of a Property to be included in the Unencumbered Pool) within six (6) months after the receipt of such Net Proceeds (such six-month period with respect to such Net Proceeds as it may be extended pursuant to the immediately following proviso, a “Reinvestment Period”) (but excluding from the mandatory prepayment requirements in this clause (A) up to $100,000,000 in Net Proceeds received as a result of one or more such asset sales in the aggregate during such Prepayment Period); provided, that, if, as of the third (3rd) Business Day following the end of such six-month period, the Borrower or a Subsidiary of the Borrower shall be a party to a binding contract for the purchase of a Borrowing Base Property executed during such six-month period, then such Reinvestment Period shall be extended for an additional sixty (60) days (or such longer period as the Administrative Agent may permit in its sole discretion in order to permit the closing of such property purchase) upon written notice from the Borrower to the Administrative Agent, which notice shall attach a certified copy of the applicable purchase contract; and

(b)           the Net Proceeds received by the Parent Guarantor, the Borrower and their Subsidiaries (other than the Excluded FelCor Subsidiaries) with respect to any Borrowed Money Recourse Debt (other than (1) construction loans and (2) Revolving Credit Loans (as defined in the Revolving Credit Agreement)) incurred during such Prepayment Period.

All payments under this subsection (b)(iii) shall be applied in accordance with Section 11.5(b).

(c)            Intentionally Omitted.

(d)           No Effect on Derivatives Contracts. Except to the extent provided pursuant to the terms of a Derivatives Contract, no repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under such Derivatives Contract entered into for the purposes of hedging the Borrower’s obligations with respect to the Loans.

Section 2.9            Continuation.

So long as no Default or Event of Default exists, (i) the Borrower may on any Business Day, with respect to any LIBOR Loan (other than a LIBOR Daily Loan), elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan and (ii) any LIBOR Daily Loans shall automatically continue as a LIBOR Daily Loan until such time as the Borrower converts such LIBOR Daily Loan to a different Type in accordance with Section 2.10. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan (other than a LIBOR Daily Loan) in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10 or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10          Conversion.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount. Any Conversion of a LIBOR Loan (other than a LIBOR Daily Loan) into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than (i) 11:00 a.m. three (3) Business Days prior to the date of any proposed Conversion into LIBOR Loans (or, with respect to any proposed Conversion on the Fourth Amendment Effective Date, 11:00 a.m. on the Fourth Amendment Effective Date) and (ii) 11:00 a.m. two (2) Business Days prior to the date of any proposed Conversion into Base Rate Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan (other than a LIBOR Daily Loan), the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11         Notes.

(a)           Notes. In the case of each Lender that has notified the Administrative Agent in writing that it elects to receive a Note, the portion of the Loan made by each Lender shall, in addition to this Agreement, also be evidenced at the request of such Lender by a Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

(b)           Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan and any portion thereof made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)           Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12         Intentionally Omitted.

Section 2.13         Intentionally Omitted.

Section 2.14         Intentionally Omitted.

Section 2.15         Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Loan (including any Additional Loan Advance) shall be made if immediately after the making of such Loan (or Additional Loan Advance) the Unsecured Indebtedness (including such Loan (or Additional Loan Advance) and any “Loans” under and as defined in the Revolving Credit Agreement, but excluding the Existing Unsecured FelCor Bonds) of the Parent Guarantor and its Subsidiaries on a consolidated basis would exceed the Unencumbered Asset Value.

Section 2.16         Increase in Commitments.

(a)           The Borrower shall have the right to request increases in the aggregate amount of the Commitments by providing written notice to the Administrative Agent; provided, however, that after giving effect to any such increases the Outstanding Amount of the Loan shall not exceed $225,000,000. Each such increase in the Commitments must be an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof. The Arrangers, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. Notwithstanding the foregoing, participation in all or any portion of such increase of the Commitments shall be offered by the Arrangers to any existing Lender selected by the Borrower or to any other bank, financial institution or other institutional lender selected by the Borrower, subject to the approval of the Administrative Agent to the extent set forth in clause (w) of subsection (d) below. No Lender shall be obligated in any way whatsoever to increase its Commitment.

(b)           Intentionally Omitted.

(c)           If pursuant to this Section 2.16. one or more Additional Lenders shall agree to make an Additional Loan Advance, such Additional Loan Advance shall be made on a date agreed to by the Borrower, the Administrative Agent and the Additional Lender, in accordance with the following conditions and procedures:

(i)             Not later than 1:00 p.m. at least one (1) Business Day prior to a borrowing of Base Rate Loans or LIBOR Daily Loans comprising all or a portion of an Additional Loan Advance and not later than 1:00 p.m. at least three (3) Business Days prior to a borrowing of LIBOR Loans (other than LIBOR Daily Loans) comprising all or a portion of an Additional Loan Advance, the Borrower shall deliver to the Administrative Agent (A) a Notice of Borrowing with respect to such Additional Loan Advance and (B) Notices of Continuation and/or Notices of Conversion with respect to the then outstanding Loan, such that, on the date of the Additional Loan Advance, the Loan then outstanding and the Additional Loan Advance shall be combined  so that all Lenders (including the Additional Lender) hold pro rata amounts of each portion of the Loan (including the Additional Loan Advance) of each Type and Interest Period in their respective Commitment Percentages as determined after giving effect to the Additional Loan Advance. Each such Notice of Borrowing, Notice of Conversion and Notice of Continuation shall specify the Type of the Loan (or Additional Loan Advance, as applicable), and if such portion of the Loan (or Additional Loan Advance, as applicable), is to be a LIBOR Loan (other than a LIBOR Daily Loan), the Interest Period therefor, all in accordance with the provisions of the immediately preceding sentence. Such notices shall be irrevocable once given and binding on the Borrower (unless such notice provides that such request is contingent on the consummation of a transaction, in which case, such notice shall be revocable to the extent the transaction is not consummated on the date such borrowing is requested to be made, provided that the Borrower pays to the Administrative Agent and the Lenders any funding or “breakage” charges incurred in connection with such notice in accordance with Section 5.4 hereof).

(ii)           Each Additional Lender shall deposit an amount equal to its Additional Commitment with the Administrative Agent at the Principal Office, in immediately available funds not later than 10:00 a.m. on the date on which it has agreed to make such Additional Loan Advance.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower at the Principal Office, not later than 1:00 p.m. on such date the proceeds of such amounts received by the Administrative Agent.

(iii)          The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 5.4. as a result of the Conversion of any portion of the Loan as provided above.

(d)           Any Additional Loan Advance under this Section is subject to the following conditions precedent: (w) the Administrative Agent’s approval (which approval shall not be unreasonably withheld or delayed) of any new Lender (other than an Eligible Assignee), (x) no Default or Event of Default shall be in existence on the effective date of such Additional Loan Advance, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on the effective date of such increase with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents, and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the secretary or assistant secretary (or other individual performing similar functions) of (A) all corporate, partnership, member or other necessary action taken by the Borrower to authorize such Additional Loan Advance and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase in the Additional Loan Advance; (ii) a supplement to this Agreement executed by the Borrower and any Lender increasing its Commitment or issuing a new Commitment confirming such increase or new Commitment which supplement may include such amendments to this Agreement as the Administrative Agent deems reasonably necessary or appropriate to implement the transactions contemplated by this Section 2.16., together with the consent of the Guarantors thereto; (iii) if requested by the Administrative Agent or any Additional Lender, an opinion of counsel to the Loan Parties, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; (iv) if requested by any Additional Lender, a new Note or replacement Note executed by the Borrower payable to such Additional Lender in the amount of (A) its Commitment if it is a new Lender or (B) the sum of the then Outstanding Amount of its Loan and the amount of its Additional Commitment if it was theretofore a Lender. In connection with any Additional Loan Advance pursuant to this Section 2.16. any Lender increasing or issuing a new Commitment shall (1) execute any other documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

Section 2.17         Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Article III. Payments, Fees and Other General Provisions

Section 3.1           Payments.

(a)           Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10.), to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to such Lender on the Business Day of receipt of such amounts if received by the Administrative Agent by 11:00 a.m. on such day or, if received by the Administrative Agent later than 11:00 a.m., then within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)           Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2            Pro Rata Treatment.

Except to the extent otherwise provided herein, including, without limitation, Sections 5.6 and 13.7(d): (a)  the Loan under Section 2.1(a) shall be made from the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them; (c) each payment of interest on the Loan shall be made for the account of the Lenders, pro rata in accordance with the amounts of interest on the Loan then due and (d) the making, Conversion and Continuation of a Loan of a particular Type (other than Conversions provided for by Sections 5.1(c) and 5.5) shall be made pro rata among the Lenders, according to the Outstanding Amounts of their respective portions of the Loan, as applicable, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous.

Section 3.3            Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any portion of the Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 11.5., as applicable, such Lender shall promptly purchase from the other Lenders’ participations in (or, if and to the extent specified by such Lender, direct interests in) the portion of the Loan made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loan or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4          Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5          Fees.

(a)          Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent, Syndication Agent and Arrangers.

(b)          Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6          Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7          Usury.

In no event shall the amount of interest due or payable on the Loan or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8          Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of the Loan, accrued interest, charges and payments (other than Fees) made pursuant to this Agreement and the other Loan Documents and quarterly with a statement of Fees paid pursuant to this Agreement, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9          Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.7.

(b)          Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.4. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; third, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)          Intentionally Omitted.

(d)          Intentionally Omitted.

(e)          Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that, subject to Section 13.21., except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3.10        Foreign Lenders; Taxes.

(a)          Applicable Law. For the purposes of this Section, the term “Applicable Law” includes FATCA.

(b)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)          Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)         Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)         an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)       to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)          For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i).

Article IV. Borrowing Base Properties

Section 4.1          Eligibility of Properties.

(a)          Initial Borrowing Base Properties. The Properties identified on Schedule 4.1. shall, on the Amendment No. 7 Effective Date, be the initial Borrowing Base Properties, and the Unencumbered Asset Value initially attributable to such Borrowing Base Properties shall be as set forth in the Compliance Certificate delivered to the Administrative Agent on the Amendment No. 7 Effective Date.

(b)          Additional Borrowing Base Properties. If after the Amendment No. 7 Effective Date the Borrower desires that any additional Hotel Property be included in the Unencumbered Pool, the Borrower shall so designate such Hotel Property as a “Borrowing Base Property” pursuant to any Compliance Certificate from time to time delivered hereunder. Upon the Administrative Agent’s receipt of such Compliance Certificate, such Hotel Property shall be included in the Unencumbered Pool, in which event such Hotel Property shall thereafter constitute a Borrowing Base Property; provided, however, that the Operating Property Value of such Hotel Property shall not be taken into account in determining Unencumbered Asset Value unless and until the Borrower shall deliver to the Administrative Agent a Compliance Certificate that includes such Hotel Property in the Unencumbered Pool; provided, further, however, that in no event shall Properties owned by, or subject to a Qualified Ground Lease to, any Excluded FelCor Subsidiary be included in the Unencumbered Pool so long as such FelCor Subsidiary constitutes an Excluded FelCor Subsidiary.

Section 4.2          Intentionally Omitted.

Section 4.3          Removal of Properties.

The Borrower may, upon not less than five (5) Business Days’ notice to the Administrative Agent (or such shorter period of time as the Administrative Agent may agree), request removal of a Hotel Property from the Unencumbered Pool, subject to the following conditions: (a) no Default or Event of Default shall have occurred that is continuing (other than a Default or Event of Default that would be cured by removal of such Hotel Property from the Unencumbered Pool) or would result therefrom and (b) the Borrower shall have delivered to Administrative Agent a Compliance Certificate, prepared as of the last day of the most recent fiscal quarter, evidencing compliance with the covenants set forth in Section 10.1 as if such Hotel Property had not been included in the Unencumbered Pool. Upon Administrative Agent’s confirmation that the conditions to such removal have been satisfied, the Administrative Agent shall so notify (not to be unreasonably withheld or delayed more than five (5) Business Days after request therefor) Borrower and the Lenders in writing specifying the date of such removal.

Article V. Yield Protection, Etc.

Section 5.1          Additional Costs; Capital Adequacy.

(a)          Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time, within thirty (30) days after written demand by such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)          Additional Costs. In addition to, and not in limitation of the immediately preceding subsection (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining, continuing or converting of any Loans or its obligation to make, maintain, continue or convert any Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital or liquidity in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i) except as provided in Section 3.10(c), changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of “ Excluded Taxes” and “ Connection Income Taxes” pursuant to Section 3.10(a));

(ii) imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on Loans is determined relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder);

(iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity); or

(iv) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)          Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5 shall apply).

(d)          Intentionally Omitted.

(e)          Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower (and, in the case of a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided further, that none of the Administrative Agent or Lenders shall be entitled to claim any additional cost, reduction in amounts, loss, tax or other additional amount under this Article V if such Person fails to provide such notice to the Borrower within 180 days of the date Administrative Agent or such Lender becomes aware of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amount; provided further that, if such occurrence giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and, in the case of a Lender, to the Administrative Agent as well) a certificate setting forth in reasonable detail the basis and amount of each request for compensation under this Section, provided, however, that notwithstanding anything to the contrary in this Section 5.1, in the case of any Regulatory Change described in clauses (x) or (y) of the definition of Regulatory Change, it shall be a condition to a Lender’s exercise of its rights, if any, under this Section 5.1 that such Lender shall generally be exercising similar rights with respect to borrowers under similar agreements where available. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

Section 5.2          Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, subject to the provisions of Exhibit J, if, with respect to any LIBOR Daily Loans, on any day, or, with respect to any LIBOR Loans (other than LIBOR Daily Loans), on or prior to the determination of LIBOR for any Interest Period:

(a)          the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR as of such day or for such Interest Period;

(b)          the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(c)          the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such day or such Interest Period is to be determined are not likely to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans for such day or such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, (i) with respect to any LIBOR Daily Loan, on such day, and (ii) with respect to any LIBOR Loan (other than LIBOR Daily Loans) on the last day of each current Interest Period for such outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

Section 5.3          Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5 shall be applicable).

Section 5.4          Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its reasonable discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)          any payment or prepayment (whether mandatory or optional) of a LIBOR Loan (other than a LIBOR Daily Loan) or Conversion of a LIBOR Loan (other than a LIBOR Daily Loan), made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)          any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2 to be satisfied) to borrow a LIBOR Loan (other than a LIBOR Daily Loan) from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan (other than a LIBOR Daily Loan) or Continue a LIBOR Loan (other than a LIBOR Daily Loan) on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of any such LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date; provided, that in no event shall such compensation include any loss of anticipated profits. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive, provided that the determinations in such statement are made on a reasonable basis and in good faith.

Section 5.5          Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1(c), Section 5.2, or Section 5.3 then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1(c), Section 5.2, or Section 5.3 on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1, Section 5.2, or Section 5.3 that gave rise to such Conversion no longer exist:

(a)          to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)          all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1(c) or 5.3 that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, or, with respect to LIBOR Daily Loans, on the next Business Day, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitment Percentages.

Section 5.6          Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10 or 5.1, (b) any Lender is a Non-Consenting Lender, (c) any Lender is a Defaulting Lender or (d) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1(c) or 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then the Borrower may either (A) demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans and all of its other interests, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.3(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee, or (B) notwithstanding Section 3.2 or any other provision herein to the contrary requiring the pro rata treatment of payments to the Lenders, repay the entire Outstanding Amount of all Loans held by such Affected Lender, together with all accrued interest thereon, whereupon such Affected Lender shall no longer be a party hereto. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption, but at no time shall the Administrative Agent, such Affected Lender or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10, 5.1 or 5.4) with respect to any period up to the date of replacement. In the event that a Defaulting Lender does not execute an Assignment and Assumption pursuant to Section 13.6(b) within five (5) Business Days after receipt by such Defaulting Lender of notice under this Section 5.6 and presentation to such Defaulting Lender of an Assignment and Assumption evidencing an assignment pursuant to Section 13.6(b), the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such Defaulting Lender, and any such Assignment and Assumption so executed by the Administrative Agent, the Eligible Assignee and the Borrower shall be effective for purposes of Section 13.6(b).

Section 5.7          Change of Lending Office.

Each Lender agrees that it will, in good faith, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10, 5.1 or 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.8          Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period (or, in the case of LIBOR Daily Loans, a maturity of one month); provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

Article VI. Conditions Precedent

Section 6.1          Initial Conditions Precedent.

The obligation of the Lenders to make the Loan is subject to the satisfaction or waiver of the following conditions precedent:

(a)          The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)          counterparts of this Agreement executed by each of the parties hereto;

(ii)         A Note executed by the Borrower, payable to each Lender that has requested a Note, and complying with the terms of, Section 2.11(a);

(iii)        the Guaranty executed by the Parent Guarantor and by each of the Subsidiary Guarantors identified in Schedule 1.1;

(iv)        an opinion of Hogan Lovells LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(v)          the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership or other comparable organizational document (if any) of each Loan Party certified as of a date not earlier than fifteen (15) days prior to the Effective Date by the Secretary of State of the state of formation of such Loan Party (except that, if any such document relating to any Subsidiary Guarantor delivered to Administrative Agent pursuant to the “Existing Credit Agreement” (as defined in the Revolving Credit Agreement) has not been modified or amended and remains in full force and effect, a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary Guarantor so stating may be delivered in lieu of delivery of a current certified copy of such document);

(vi)         a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a date not earlier than fifteen (15) days prior to the Effective Date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)       a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(viii)      copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity (except that, if any such document delivered to Administrative Agent pursuant to the “Existing Credit Agreement” (as defined in the Revolving Credit Agreement) has not been modified or amended and remains in full force and effect, a certificate so stating may be delivered in lieu of delivery of another copy of such document) and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)         evidence of the insurance required under Section 8.5;

(x)          a certificate of the Borrower and the Parent Guarantor certifying that the Properties identified in Schedule 4.1 satisfy the requirements for inclusion in the Unencumbered Pool under this Agreement;

(xi)         a Compliance Certificate calculated as of September 30, 2012;

(xii)        a Disbursement Instruction Agreement effective as of the Agreement Date;

(xiii)       evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including, without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiv)       such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

(b)          In the good faith and reasonable judgment of the Administrative Agent:

(i)           there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)          no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in writing which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)         the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any material agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound; and

(iv)         the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

Section 6.2          Additional Conditions Precedent to Loan.

The obligation of the Lenders to make any Loan is subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of the Loan or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15 would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and accurate in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the date of the making of the Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted by the Loan Documents; (c) the Administrative Agent shall have received a timely Notice of Borrowing; and (d) there shall not have occurred any event, change, circumstance or other occurrence that has had a Material Adverse Effect. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time the Loan is made that all conditions contained in Sections 6.1. and 6.2. have been satisfied.

Section 6.3          Conditions as Covenants.

If the Lenders permit the making of the Loan prior to the satisfaction of all conditions precedent set forth in Sections 6.1. and 6.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the date of the making of the Loan. Unless set forth in writing to the contrary, the making of the Loan by a Lender on the Effective Date shall constitute a confirmation by such Lender to the Administrative Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for the Loan set forth in Sections 6.1. and 6.2.

Article VII. Representations and Warranties

Section 7.1          Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make the Loan, the Parent Guarantor and the Borrower represent and warrant to the Administrative Agent and each Lender as follows:

(a)          Organization; Power; Qualification. Each of the Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Borrower, any other Loan Party or any other Subsidiary is an EEA Financial Institution.

(b)          Ownership Structure. Part I of Schedule 7.1(b) is, as of the Amendment No. 7 Effective Date, a complete and correct list of all Subsidiaries of the Parent Guarantor setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Subsidiary and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens) and has the unencumbered right to vote, all outstanding Equity Interests in each Subsidiary which directly or indirectly owns a Borrowing Base Property (other than (x) any Subsidiary which directly or indirectly owns the Doubletree Metropolitan in New York City, provided that the Borrower retains, directly or indirectly, at least a 98.2% Controlling ownership interest therein and (y) any Subsidiary which directly or indirectly owns The Knickerbocker in New York City, provided that the Borrower retains, directly or indirectly, at least a 95.0% Controlling ownership interest therein). As of the Amendment No. 7 Effective Date, except as disclosed in Schedule 7.1(b), (A) all of the issued and outstanding capital stock of each Person identified in Schedule 7.1(b) as organized as a corporation is validly issued, fully paid and nonassessable and (B) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any Person identified in Schedule 7.1(b). As of the Amendment No. 7 Effective Date, Part II of Schedule 7.1(b) correctly sets forth all Unconsolidated Affiliates of the Parent Guarantor, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent Guarantor. As of the Amendment No. 7 Effective Date, the Subsidiaries identified in Schedule 1.1 constitute all of the Subsidiary Guarantors and Non-Loan Party BB Property Subsidiaries.

(c)          Authorization of Agreement, Notes, Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(d)          Compliance of Agreement, Etc. with Laws. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents to which any Loan Party is a party and the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval (other than any required filing with the SEC, which the Borrower agrees to file in a timely manner, or filings or recordations required in connection with (x) the perfection of any Lien on the Collateral in favor of the Administrative Agent or (y) any Transferred Mortgages) or violate any Applicable Law (including, without limitation, Environmental Laws) relating to the Borrower, any other Loan Party or any Non-Loan Party BB Property Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, any other Loan Party or any Non-Loan Party BB Property Subsidiary, or any material indenture, agreement or instrument to which the Borrower, any other Loan Party or any Non-Loan Party BB Property Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Property (other than a Property subject to a Transferred Mortgage) now owned or hereafter acquired by any Loan Party or any Non-Loan Party BB Property Subsidiary (other than a Permitted Lien).

(e)          Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including, without limitation, Environmental Laws, Anti-Corruption Laws and Sanctions) relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to result in a Default or Event of Default or have a Material Adverse Effect.

(f)          Title to Properties; Liens. Schedule 7.1(f) is, as of the Amendment No. 7 Effective Date, a complete and correct listing of all real estate assets of the Loan Parties and the other Subsidiaries. Schedule 4.1 attached hereto is, as of the Amendment No. 7 Effective Date, a complete and correct listing of all Borrowing Base Properties owned by the Loan Parties and Non-Loan Party BB Property Subsidiaries. Each of the Loan Parties and all other Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, their respective assets (subject to (x) Permitted Liens, (y) in the case of any Property (other than a Borrowing Base Property), a Transferred Mortgage and (z) in the case of Subsidiaries that are not Loan Parties or Non-Loan Party BB Property Subsidiaries, Liens not prohibited by this Agreement). No Borrowing Base Property or any ownership interest of the Borrower in any Subsidiary that directly or indirectly owns any Borrowing Base Property is subject to any Lien other than Permitted Liens. Unless otherwise waived in accordance with the terms of this Agreement, each Borrowing Base Property included in the Unencumbered Pool satisfies all applicable requirements under the definition of Eligible Property.

(g)          Existing Indebtedness. Schedule 7.1(g) is, as of the Amendment No. 7 Effective Date, a complete and correct listing of all Indebtedness (including all Guarantees, but excluding intercompany Indebtedness in an individual amount not in excess of $1,000,000, between or among any of the Parent Guarantor, the Borrower and their respective Subsidiaries) for borrowed money or in respect of Derivative Contracts of each of the Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of the property subject to such Lien. As of the Amendment No. 7 Effective Date, except as set forth in Schedule 7.1(g) no monetary default exists under any such Indebtedness and the Borrower or other Loan Parties or Subsidiaries have not received notice of any other default under any such Indebtedness.

(h)          Material Contracts. Schedule 7.1(h) is, as of the Amendment No. 7 Effective Date, a true, correct and complete listing of all Material Contracts (other than Material Contracts evidencing Indebtedness identified on Schedule 7.1(g), if any). As of the Amendment No. 7 Effective Date, no event or condition which would permit any party to any such Material Contract to terminate such Material Contract exists.

(i)           Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits, investigations or proceedings pending (nor have any actions, suits or proceedings been threatened in writing) against or in any other way relating adversely to or affecting, any Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letter. As of the Amendment No. 7 Effective Date, there are no strikes, slowdowns, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary.

(j)          Taxes. All federal and state income and other material tax returns of each Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal and state income and other material taxes, assessments and other governmental charges or levies upon, each Loan Party and each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. As of the Amendment No. 7 Effective Date, no Loan Party (or any of its Subsidiaries) has been notified that any of its United States income tax returns is under audit. All charges, accruals and reserves on the books of the Parent Guarantor and the Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)          Financial Statements. The Borrower has furnished to the Administrative Agent copies of the audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal year ended December 31, 2018 and the unaudited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, together with (in each case) the related consolidated statements of operations, shareholders’ equity and cash flow for the fiscal quarter ended on such date.  Such balance sheet and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly in all material respects, in accordance with GAAP consistently applied throughout the applicable periods, the consolidated financial position of the Parent Guarantor and its consolidated Subsidiaries as at the date thereof and the results of operations and the cash flow for such period (subject, in the case of the unaudited statements, to changes resulting from normal year end audit adjustments and the inclusion in the final audited statements of footnotes that were not contained in the unaudited statements).  Neither the Parent Guarantor nor any of its Subsidiaries (other than the FelCor Subsidiaries) has on the Amendment No. 7 Effective Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the foregoing financial statements.

(l)           No Material Adverse Change. Since December 31, 2018, there have been no events, changes, circumstances or occurrences that have had, individually or in the aggregate, a Material Adverse Effect. As of the Amendment No. 7 Effective Date and after giving effect to any incurrence of Indebtedness on such date, each of the Parent Guarantor and the Borrower is Solvent, and the Parent Guarantor, the Borrower and the other Subsidiaries (taken as a whole) are Solvent.

(m)          Financial Information for Borrowing Base Properties. The financial information delivered by the Borrower pertaining to each of the Borrowing Base Properties to the Administrative Agent in accordance with Section 9.4(d)(ii) fairly presents in a summary form in accordance with Section 9.4(d)(ii), and otherwise accurately in all material respects, the Net Operating Income of each such Borrowing Base Property for the period then ended.

(n)          ERISA. Each member of the ERISA Group has fulfilled its obligations under the contribution requirements of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, in each case, except as could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or that could not reasonably be expected to have a Material Adverse Effect. As of the Amendment No. 7 Effective Date, the Borrower does not hold and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans.

(o)          Absence of Default. None of the Loan Parties or the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any case, (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(p)          Environmental Laws. Each of the Loan Parties and the other Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, no Loan Party has any knowledge of, nor has received notice of, any past present or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request,, investigation, or proceeding pending or, to the knowledge of the Borrower, threatened, against any Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Borrowing Base Properties and, as of the Amendment No. 7 Effective Date, none of the other Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the knowledge of the Borrower, no Hazardous Materials generated at or transported from any of the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(q)          Investment Company. No Loan Party, nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)           Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)           Affiliate Transactions. Except as permitted by Section 10.8 or as otherwise set forth on Schedule 7.1(s), no Loan Party nor any other Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.

(t)           Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights that is material to the business of the Parent Guarantor and its Subsidiaries, taken as whole (collectively, “Intellectual Property”), without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person, the effect of which conflict could reasonably be expected to have a Material Adverse Effect. The Loan Parties have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(u)          Business. As of the Amendment No. 7 Effective Date, the Loan Parties and the other Subsidiaries are engaged in the business of the ownership, leasing and operation of lodging properties, together with other business activities incidental thereto.

(v)          Broker’s Fees. Except as set forth in the Fee Letter, no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to any Loan Party or any other Subsidiaries ancillary to the transactions contemplated hereby.

(w)         Insurance. The Parent Guarantor and the Subsidiaries maintain insurance in compliance with the provisions of Section 8.5.

(x)         Accuracy and Completeness of Information. All written information, reports and data (other than financial projections, other forward looking statements and information of a general economic or industry nature) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, any Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, presented fairly in all material respects in accordance with GAAP consistently applied throughout the periods involved in each case, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the inclusion in the final audited statements of footnotes that were not contained in the interim statements). All financial projections and other forward looking statements prepared by or on behalf of any Loan Party or any Non-Loan Party BB Property Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on assumptions believed to be reasonable at the time made, but with it being understood that such projections and statements are not a guarantee of future performance, that such future performance may vary materially from such projections and that no Loan Party makes any representation that such projections will in fact be realized. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or any other Subsidiary or omits or will omit, when taken with together with all other information furnished, to state a material fact necessary in order to make the statements contained therein in light of the circumstances under which they are or will be made, not misleading. As of the Amendment No. 7 Effective Date, the information included in the Beneficial Ownership Certification most recently provided to Administrative Agent or any Lender on or prior to the Amendment No. 7 Effective Date is true and correct in all respects.

(y)          Not Plan Assets; No Prohibited Transactions. None of the assets of any Loan Party or any other Subsidiary constitutes “plan assets”, within the meaning of 29 C.F.R. 2510-3.101, as modified by Section 3(42) of ERISA. The execution, delivery and performance of the Loan Documents and the Fee Letter by the Loan Parties, and the borrowing, other credit extensions and repayment of amounts thereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(z)           OFAC; Anti-Corruption Laws and Sanctions.

(i)       None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from any Loan, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or (E) has violated any applicable Anti-Money Laundering Law in any material respect. Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws. Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, each director, officer, employee, agent and Affiliate of the Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.

(ii)       No proceeds of any Loan have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.2           Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower and Parent Guarantor under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the Amendment No. 7 Effective Date, the date on which any Additional Loan Advance is effectuated pursuant to Section 2.16, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loan.

Article VIII. Affirmative Covenants

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7, the Parent Guarantor and the Borrower shall comply with the following covenants:

Section 8.1           Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.4., the Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) preserve and maintain its respective existence, (b) preserve and maintain its rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and (c) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except, in the case of clauses (a) (solely with respect to Subsidiaries other than Loan Parties and Non-Loan Party BB Property Subsidiaries), (b) and (c), where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.2           Compliance with Applicable Law.

The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.3           Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except in the cases of clauses (a) and (b) where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.4           Conduct of Business.

The Parent Guarantor and the Borrower shall, and shall cause the other Loan Parties and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(u) and not enter into any line of business not incidental and reasonably related thereto.

Section 8.5           Insurance.

The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance on a replacement cost basis with financially sound and reputable insurance companies against such risks (including, without limitation, acts of terrorism) and in such amounts as is customarily maintained by similar businesses and similar locations or as may be required by Applicable Law. The Parent Guarantor and the Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.6           Payment of Taxes and Claims.

The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge (a) before delinquent all federal and state income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) by not later than thirty (30) days past due all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which are, in the aggregate with all other such claims in an amount greater than $1,000,000 and, if unpaid, could become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and, if required by GAAP, for which adequate reserves have been established on the books of such Person in accordance with GAAP, (ii) to the extent covered by title insurance or (iii) solely with respect to any such tax, assessment, charge, levy or claim of an Excluded Subsidiary, to the extent the failure to pay and discharge any such tax, assessment, charge, levy or claim could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.7           Books and Records; Inspections.

The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and, so long as no Event of Default exists, with reasonable prior notice. The Parent Guarantor and the Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their reasonable and documented out-of-pocket costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.

Section 8.8           Use of Proceeds.

The Parent Guarantor and the Borrower will use the proceeds the Loan only (i) for the payment of redevelopment and development costs incurred in connection with Properties owned by the Parent Guarantor or any Subsidiary; (ii) to finance acquisitions not otherwise prohibited under this Agreement; (iii) to finance capital expenditures, dividends and the repayment of Indebtedness of the Parent Guarantor and its Subsidiaries; and (iv) to provide for the general working capital needs of the Parent Guarantor and its Subsidiaries and for other general corporate purposes of the Parent Guarantor and its Subsidiaries. The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of the proceeds of the Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

Section 8.9           Environmental Matters.

The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws, except where the failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Parent Guarantor and the Borrower shall, and shall cause the Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of their Borrowing Base Properties arising out of or related to any Environmental Laws (other than a Permitted Environmental Lien). Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.10         Further Assurances.

At the Borrower’s sole cost and expense and upon request of the Administrative Agent, the Parent Guarantor and the Borrower shall, and shall cause each other Loan Party to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates consistent with the existing terms and conditions of the Loan Documents, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.11         Material Contracts.

The Parent Guarantor and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect. The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts, to the extent the same could reasonably be expected to have a Material Adverse Effect.

Section 8.12         REIT Status.

The Parent Guarantor shall maintain its status as a REIT.

Section 8.13         Exchange Listing.

The Parent Guarantor shall maintain at least one class of common shares of the Parent Guarantor having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 8.14        Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a)        Guaranty Requirement. Prior to the Investment Grade Release or during any Collateral Period, to the extent necessary to satisfy the Guaranty Requirement, the Borrower shall cause each Eligible Subsidiary that is not already a Guarantor to become a Guarantor and deliver or cause to be delivered to the Administrative Agent the applicable Subsidiary Guaranty and Pledge Documents on or prior to the earlier of the following dates (or such later date as the Administrative Agent may agree):

(i)               the Collateral Trigger Date; and

(ii)              not later than the thirtieth (30th) day following the delivery of a Compliance Certificate pursuant to Section 9.3.

As used herein, “Guaranty Requirement” shall mean the requirement that, as of the end of any fiscal quarter occurring (x) prior to the Investment Grade Release or (y) during any Collateral Period, after giving pro forma effect to any Eligible Subsidiary that shall become a Subsidiary Guarantor following such fiscal quarter within the applicable time period provided in this Section 8.14(a), Unencumbered Asset Value attributable to Borrowing Base Properties directly owned in fee simple by, or subject to a Qualified Ground Lease to, the Borrower and the Guarantors shall not be less than 90% of the total Unencumbered Asset Value as of the last day of such fiscal quarter.

(b)          Unsecured Indebtedness Subsidiaries as Guarantors.

(i)               Unsecured Indebtedness Subsidiary Guarantee Requirement. In addition to, and without limiting the requirements in Section 8.14(a), not later than the date on which any Subsidiary of the Parent Guarantor becomes an Unsecured Indebtedness Subsidiary (or such later date as the Administrative Agent shall reasonably determine), the Parent Guarantor and the Borrower shall cause such Unsecured Indebtedness Subsidiary to become a Guarantor and deliver or cause to be delivered to the Administrative Agent the applicable Subsidiary Guaranty and Pledge Documents.

(ii)              Release of Unsecured Indebtedness Subsidiary Guarantors. The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly release, an Unsecured Indebtedness Subsidiary from the Guaranty, if: (i) such Subsidiary has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Subsidiary or an Unsecured Indebtedness Subsidiary; (ii) such Subsidiary Guarantor is not otherwise required to be a party to the Guaranty under this Section 8.14; (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1; and (iv) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent agrees to furnish to the Borrower, promptly after the Borrower’s request and at the Borrower’s sole cost and expense, any release, termination, or other agreement or document as is reasonably satisfactory to the Administrative Agent and necessary or advisable to evidence the foregoing release as may be reasonably requested by the Borrower.

(c)          Collateral Period Pledge Requirement. During any Collateral Period, on or prior to the times specified below (or such later date as the Administrative Agent shall reasonably determine), the Borrower will cause all of the issued and outstanding Equity Interests (other than any Excluded Pledged Collateral) of each Pledged Subsidiary (collectively, the “Collateral”), to be subject to a first priority, perfected Lien (subject to Liens permitted pursuant to Section 10.2) in favor of the Administrative Agent to secure the Guaranteed Obligations and obligations under the Pari Passu Debt in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and to deliver or cause to be delivered to the Administrative Agent the applicable Subsidiary Guaranty and Pledge Documents:

(i)               the Collateral Trigger Date; and

(ii)              within thirty (30) days following the occurrence of any date any Pledged Subsidiary shall be required during the Collateral Period to become a Guarantor pursuant to Section 8.14(a) or (b).

(d)          Further Assurances. During a Collateral Period, and without limiting the foregoing, the Parent Guarantor and the Borrower will, and will cause each Loan Party that owns any Collateral to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by Applicable Law and which the Administrative Agent may, from time to time during a Collateral Period, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower; provided, however, that no Pledged Subsidiary shall be permitted to certificate its Equity Interests or make an election under Article 8 of the UCC unless such certificates are promptly delivered to the Administrative Agent, together with an endorsement in blank.

(e)           Release of Subsidiary Guarantors and Collateral Prior to Investment Grade Release or During Collateral Period. Without limiting the release provisions in Section 8.14.(b), the Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly release, (x) a Subsidiary Guarantor from the Guaranty and (y) the Equity Interests in any Pledged Subsidiary from the Pledge Agreement, so long as: (i) (a) in the case of the release of any Subsidiary Guarantor from the Guaranty, such Subsidiary Guarantor (1) meets, or will meet simultaneously with such release, all of the provisions of the definition of the term “Excluded Subsidiary”, (2) has ceased to be, or simultaneously with such release will cease to be, a Subsidiary, an Unsecured Indebtedness Subsidiary or an Eligible Subsidiary or (3) has ceased to, or simultaneously with such release will cease to, own or lease a Borrowing Base Property or be the direct or indirect owner of the Equity Interests in a Subsidiary that owns or leases a Borrowing Base Property and, after giving effect to such release pursuant to this clause (3), the aggregate assets (including any Equity Interests in any direct or indirect Subsidiary) of all Subsidiary Guarantors released pursuant to this Section 8.14(e)(i)(a)(3) and Section 8.14(e)(i)(b)(1)(B) (other than Excluded Subsidiaries or any other Subsidiary that simultaneously with such release ceased to be a Subsidiary of the Borrower) shall have a Fair Market Value of not more than $5,000,000 during the term of this Agreement; and (b) in the case of the release of Equity Interests in any Pledged Subsidiary from the Pledge Agreement, such Pledged Subsidiary (1) that is a Non-Loan Party BB Property Subsidiary (A) meets, or will meet simultaneously with such release, all of the provisions of the definition of the term “Excluded Subsidiary”, or (B) has ceased to, or simultaneously with such release will cease to, be a Subsidiary or own or lease a Borrowing Base Property or be the direct or indirect owner of the Equity Interests in a Subsidiary that owns or leases a Borrowing Base Property and, after giving effect to such release pursuant to this clause (B), the aggregate assets (including any Equity Interests in any direct or indirect Subsidiary) of all Subsidiary Guarantors released pursuant to this Section 8.14(e)(i)(b)(1)(B) and Section 8.14(e)(i)(a)(3) (other than Excluded Subsidiaries or any other Subsidiary that simultaneously with such release ceased to be a Subsidiary of the Borrower) shall have a Fair Market Value of not more than $5,000,000 during the term of this Agreement, (2) has ceased to be, or simultaneously with such release will cease to be, a Subsidiary Guarantor or (3) the Equity Interests in such Pledged Subsidiary meets, or will meet simultaneously with its release from the Pledge Agreement, the definition of the term “Excluded Pledged Collateral”; (ii) such Subsidiary Guarantor or Pledged Subsidiary is not otherwise required to be a party to the Guaranty under Section 8.14 or have its Equity Interests pledged pursuant to the Pledge Agreement under Section 8.14; (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1; and (iv) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent agrees to furnish to the Borrower, promptly after the Borrower’s request and at the Borrower’s sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing release as may be reasonably requested by the Borrower.

Section 8.15         Investment Grade Release; Collateral Release Upon Termination of Collateral Period.

(a)       Obligation to Release. (i) If at any time the Investment Grade Ratings Criteria is satisfied and a Collateral Period is not then in effect (a release under this Section 8.15(a) effected pursuant to this clause (i), the “Investment Grade Release”) or (ii) on or after any Collateral Release Date and no subsequent Collateral Trigger Date has occurred (a release under this Section 8.15(a) effected pursuant to this clause (ii), a “Collateral Release”), and, in each case, so long as no Default or Event of Default is then continuing, the Administrative Agent shall, subject to the satisfaction of the requirements of Section 8.15(b), promptly release all of (A) with respect to a Collateral Release, the Liens granted to the Administrative Agent pursuant to the requirements of Section 8.14 and the Collateral Documents and (B) the Subsidiary Guarantors (other than any Unsecured Indebtedness Subsidiary (except an Unsecured Indebtedness Subsidiary that solely has obligations under the Loan Documents and any Unsecured Indebtedness in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder)) from their obligations under the Guaranty. Upon the release of any Person and/or any Collateral pursuant to this Section 8.15, the Administrative Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as may be reasonably satisfactory to the Administrative Agent and otherwise necessary or advisable to evidence the release of such Person and/or such Collateral from its obligations under the Loan Documents.

(b)       Release Request and Certificate. The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which a Release is to be effected, written notice that it is requesting a Release, which notice shall identify the Subsidiary Guarantors and, in the case of a Collateral Release, the Collateral to be released and the proposed effective date for such Release, together with a certificate signed by a Responsible Officer of the Parent Guarantor (such certificate, a “Release Certificate”), certifying that:

(i)               in the case of an Investment Grade Release, the Investment Grade Ratings Criteria have been satisfied;

(ii)              in the case of a Collateral Release, the Leverage Ratio is less than or equal to 6.50 to 1.00 as of the end of the two most recently completed consecutive fiscal quarter periods and as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 9.3;

(iii)             no Subsidiary Guarantor to be released is an Unsecured Indebtedness Subsidiary (except an Unsecured Indebtedness Subsidiary that solely has obligations under the Loan Documents and any Unsecured Indebtedness in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder); and

(iv)             in the case of a Collateral Release, the Collateral shall be released under any Pari Passu Debt substantially contemporaneously with such Collateral Release; and

at the time of the delivery of notice requesting such release, on the proposed effective date of such Release and immediately before and immediately after giving effect to such Release, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the representations and warranties contained in Article VII and in the other Loan Documents are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the effective date of such Release with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents, and except that for purposes of this Section 8.15, the representations and warranties contained in subsection (k) of Section 7.1 shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.1 and 9.2.

Section 8.16         Compliance with Anti-Corruption Laws and Sanctions.

The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Article IX. Information

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7, the Parent Guarantor and the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1           Quarterly Financial Statements.

Not later than five (5) days following the Parent Guarantor’s filing of its Form 10-Q with the SEC for each of the first, second and third fiscal quarters of the Parent Guarantor and in any event within forty-five (45) days after the closing of each such quarter, the unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief executive officer of the Parent Guarantor, in his or her opinion, to present fairly in all material respects, in accordance with GAAP, the consolidated financial position of the Parent Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and the inclusion in the final year-end statements of footnotes that were not contained in the quarterly financial statements).

Section 9.2           Year End Statements.

Not later than five (5) days following the filing of the Parent Guarantor’s Form 10-K for each fiscal year of the Parent Guarantor and in any event within ninety (90) days after the end of each fiscal year of the Parent Guarantor, commencing with the fiscal year ending December 31, 2019, the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer or chief executive officer of the Parent Guarantor, in his or her opinion, to present fairly in all material respects, in accordance with GAAP, the financial position of the Parent Guarantor and its Subsidiaries as at the date thereof and the result of operations for such period and (b) PricewaterhouseCoopers LLP or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose certificate shall be unqualified.

Section 9.3           Compliance Certificate.

Commencing with the financial statements for the quarter ending December 31, 2019, at the time the financial statements are furnished pursuant to the preceding Sections 9.1 and 9.2, a certificate substantially in the form of Exhibit H (a “Compliance Certificate”) executed on behalf of the Parent Guarantor by the chief executive officer or chief financial officer of the Parent Guarantor (a) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1; and (b) stating that, to the best of his or her knowledge, information or belief, after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.

Section 9.4           Other Information.

(a)           Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Parent Guarantor or its Board of Trustees by its independent public accountants;

(b)          Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports relating to material business developments which any Loan Party or any other Subsidiary shall file with the SEC (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)           Promptly upon the mailing thereof to the shareholders of the Parent Guarantor generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent Guarantor, the Borrower, any Subsidiary or any other Loan Party;

(d)          Concurrently with the delivery of the quarterly and annual financial statements provided for in Sections 9.1 and 9.2, financial information (i) for all Hotel Properties on a consolidated basis and (ii) for all Borrowing Base Properties on an individual and consolidated basis, for the preceding calendar quarter (and for (x) each month in such quarter and (y) the period of four (4) consecutive quarters ending with such quarter), in each case setting forth in summary form (and excluding any underlying calculations used to determine any of the following) the amounts of the Gross Operating Revenues, Gross Operating Expenses, NOI, FF&E Reserves, and Adjusted NOI, along with the average daily rate, occupancy levels and revenue per available room, certified as true, correct and complete by a senior officer of the Borrower or Parent Guarantor.

(e)           Promptly upon the delivery thereof to the holders of the Existing Unsecured FelCor Bonds, copies of all financial reports prepared with respect to the FelCor Subsidiaries so delivered;

(f)            No later than sixty (60) days after the beginning of each fiscal year of the Parent Guarantor, projected balance sheets, operating statements, profit and loss projections, sources and uses of cash statement and statements of EBITDA and Funds From Operations, for the Parent Guarantor and its Subsidiaries on a consolidated basis for such fiscal year, all itemized in reasonable detail in substantially similar form to the projections delivered prior to the Agreement Date or in such other form as may be reasonably approved by the Administrative Agent. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent Guarantor, and when appropriate its consolidated Subsidiaries (as applicable), will be in compliance with the covenants contained in Section 10.1 at the end of each fiscal quarter of such fiscal year;

(g)           No later than sixty (60) days after the beginning of each fiscal year of the Parent Guarantor, the annual operating budget in summary form for each Borrowing Base Property;

(h)           If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) incurs a cessation of operations within the meaning of Section 4062(e) of ERISA with respect to a Plan; (viii) engages in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; or (ix) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, that, in the case of clauses (i) through (ix), could reasonably be expected to (x) have a Material Adverse Effect or (y) result in an Event of Default pursuant to Section 11.1(j), a certificate of the chief financial officer or controller of the Parent Guarantor setting forth details as to such occurrence and action, if any, which the Parent Guarantor or applicable member of the ERISA Group is required or proposes to take;

(i)            To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the any Loan Party or any other Subsidiary of the Parent Guarantor or the Borrower or any of their respective properties, assets or businesses which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(j)            At the time of delivery of each Compliance Certificate (but without limitation of the provisions of Section 10.7), a copy of any amendment to the articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Parent Guarantor or the Borrower that was effective on or before the last day of the prior fiscal quarter (unless previously delivered to the Administrative Agent);

(k)          Prompt notice of (i) any event or circumstance which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy or casualty that has a material effect on the operations of any Borrowing Base Property;

(l)            Prompt notice upon any Responsible Officer of the Borrower or Parent Guarantor having knowledge of the occurrence of (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound if the same has had or could be reasonably expected to have a Material Adverse Effect;

(m)          Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or other Subsidiary or any of their properties or assets;

(n)          Any notification of a violation of any law or regulation or any inquiry shall have been received by any Loan Party or any other Subsidiary from any Governmental Authority, in each case, that could reasonably be expected to have a Material Adverse Effect;

(o)           Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;

(p)           From and after the Investment Grade Pricing Effective Date, promptly, upon any change in the Parent Guarantor’s or the Borrower’s Credit Rating, a certificate stating that such Credit Rating has changed and the new Credit Rating that is in effect;

(q)           Promptly, upon each request, information identifying the Parent Guarantor and the Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation;

(r)           Promptly, and in any event within three (3) Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Parent Guarantor, the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent Guarantor, the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent Guarantor, the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent Guarantor, the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, except in the case of each of clauses (i), (ii), (iii) and (iv), where such notice(s), whether individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(s)               Promptly upon the request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding; and

(t)            (i) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent Guarantor, the Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent or any Lender may reasonably request (subject to limitations, if any, imposed under confidentiality requirements and agreements to which the Parent Guarantor or one of its Subsidiaries is subject) and (ii) no later than the date on which a Compliance Certificate is required to be delivered pursuant to Section 9.3, notice of any change in the information provided in any Beneficial Ownership Certification delivered to such Lender during the fiscal period covered by such Compliance Certificate that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such Beneficial Ownership Certification.

Section 9.5                Electronic Delivery of Certain Information.

(a)          Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II and (B) such Lender has not notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 9.3 to the Administrative Agent. Except for the certificates required by Section 9.3, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)           Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6           Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Upon the request of the Administrative Agent, the Borrower shall designate documents delivered by or on behalf of the Borrower to the Administrative Agent pursuant to the Loan Documents (collectively, “Information Materials”) as containing only information  that is either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information”. Notwithstanding the foregoing, each “public-side” Lender (i.e., any Lender that does not wish to receive material non-public information with respect to the Parent Guarantor or its securities) shall designate to the Administrative Agent one or more persons who are entitled to receive and view Information Materials containing material non-public information to the same extent as Lenders that are not “public-side” Lenders.

Section 9.7           Patriot Act Notice; Compliance.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time to time request, and the Borrower shall, and shall cause the other Loan Parties, to provide, promptly upon any such request, to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

Article X. Negative Covenants

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7, the Parent Guarantor and the Borrower shall comply with the following covenants:

Section 10.1         Financial Covenants.

(a)           Leverage Ratio. The Parent Guarantor and the Borrower shall not permit the Leverage Ratio to exceed 7.00 to 1.00.

(b)           Ratio of Adjusted EBITDA to Fixed Charges. The Parent Guarantor and the Borrower shall not permit the ratio of Adjusted EBITDA of the Parent Guarantor and its Subsidiaries on a consolidated basis for any period of four (4) fiscal quarters to Fixed Charges of the Parent Guarantor and its Subsidiaries on a consolidated basis for such period to be less than 1.50 to 1.00.

(c)           Ratio of Secured Indebtedness to Total Asset Value. The Parent Guarantor and the Borrower shall not permit the ratio of (i) the sum of (A) Secured Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis plus (B) Unsecured Indebtedness of the Excluded FelCor Subsidiaries to (ii) Total Asset Value to exceed 45.0%.

(d)           [Reserved].

(e)           Maximum Unencumbered Leverage Ratio. The Parent Guarantor and the Borrower shall not permit the Unencumbered Leverage Ratio to exceed 60.0%; provided, however, that, the Parent Guarantor and the Borrower shall have the option, upon delivering written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate for any applicable four-quarter fiscal period pursuant to Section 9.3 and provided that no Default exists (other than as a result of the Unencumbered Leverage Ratio as of the end of the last fiscal quarter for such fiscal period being greater than 60.0% but less than or equal to 65.0%), to increase the maximum Unencumbered Leverage Ratio to 65.0% for a period (such period, the “Unencumbered Leverage Ratio Increase Period”) of up to two (2) consecutive fiscal quarters commencing with the fiscal quarter in which the Borrower completes a Material Acquisition which results in the Unencumbered Leverage Ratio exceeding 60.0% during such fiscal quarter and for the subsequent consecutive fiscal quarter; provided that (i) the Borrower may not elect more than three (3) Unencumbered Leverage Ratio Increase Periods during the term of this Agreement and (ii) any such Unencumbered Leverage Ratio Increase Periods shall be non-consecutive. For the avoidance of doubt, Unencumbered Asset Value does not include any value attributable to properties held by the Excluded FelCor Subsidiaries.

(f)          Ratio of Unencumbered Adjusted NOI to Unsecured Interest Expense. The Parent Guarantor and the Borrower shall not permit the ratio of (i) Unencumbered Adjusted NOI for any period of four (4) fiscal quarters to (ii) Unsecured Interest Expense of the Parent Guarantor and its Subsidiaries (other than the Excluded FelCor Subsidiaries) on a consolidated basis for such period to be less than 2.00 to 1.00. For the avoidance of doubt, Unencumbered Adjusted NOI does not include any income attributable to properties held by the Excluded FelCor Subsidiaries.

(g)           [Reserved].

(h)          Dividend Payout/Distribution. Subject to the proviso at the end of this sentence, if an Event of Default exists, the Borrower may not make any Restricted Payments other than the payment of cash dividends or distributions to the Parent Guarantor and other holders of partnership interests in the Borrower with respect to any fiscal year ending during the term of this Agreement to the extent necessary for the Parent Guarantor to distribute, and the Parent Guarantor may so distribute, cash dividends and distributions to its shareholders in an aggregate amount not to exceed the greater of (x) the minimum amount required for the Parent Guarantor to maintain its status as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, or (y) the amount necessary to avoid income or excise tax under the Internal Revenue Code; provided that if an Event of Default with respect to Section 11.1(a), (e) or (f) exists, or if the Obligations have been accelerated, the Parent Guarantor and the Borrower may not make any Restricted Payments. Subsidiaries (other than the Borrower) may make Restricted Payments to the Borrower, the Guarantors and Non-Loan Party BB Property Subsidiaries at any time and Subsidiaries that are not Loan Parties or Non-Loan Party BB Property Subsidiaries may make Restricted Payments to any other Subsidiaries.

(i)          Testing of Financial Covenants. The financial covenants set forth in this Section 10.1 shall apply at all times but, unless otherwise expressly required pursuant to this Agreement and the other Loan Documents, the Parent Guarantor and the Borrower shall in any event only be obligated to report its compliance therewith at the end of each fiscal quarter or fiscal year, as applicable, as provided in Section 9.3.

Section 10.2         Restrictions on Liens, Negative Pledges, Investments and Indebtedness.

(a)         The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or any Subsidiary of any Loan Party to, (i) create, assume, incur, permit or suffer to exist any Lien on any Borrowing Base Property or any direct or indirect ownership interest of the Borrower in any Person owning any Borrowing Base Property, now owned or hereafter acquired, except for Permitted Liens or (ii) permit any Borrowing Base Property or any direct or indirect ownership interest of the Borrower or in any Person owning a Borrowing Base Property, to be subject to a Negative Pledge.

(b)         The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary of any Loan Party (other than the Excluded FelCor Subsidiaries) to, make an Investment in any Excluded FelCor Subsidiary, unless the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Section 10.1 on a pro forma basis after giving effect to such Investment.

(c)          The Parent Guarantor and the Borrower shall not permit any Excluded FelCor Subsidiary to create, incur, assume or permit to exist Borrowed Money Recourse Debt other than (i) the Existing Unsecured FelCor Bonds (but not any extensions, renewals, refinancings or replacements thereof), (ii) existing construction loans (but not any extensions, renewals, refinancings or replacements thereof where the resulting Indebtedness constitutes Borrowed Money Recourse Debt) and (iii) guarantees of the foregoing clauses (i) and (ii).

Section 10.3         Restrictions on Intercompany Transfers.

The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or any Non-Loan Party BB Property Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary; (b) pay any Indebtedness owed to the Parent Guarantor, the Borrower or any other Subsidiary; (c) make loans or advances to the Parent Guarantor, the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Parent Guarantor, the Borrower or any other Subsidiary; other than (i) with respect to clauses (a) – (d) those encumbrances or restrictions (A) contained in any Loan Document, (B) contained in any agreements relating to the sale of a Subsidiary (other than the Borrower) or the assets of such Subsidiary pending such sale, or relating to Indebtedness secured by a Lien on assets that the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 10.2(a)(i), provided that in any such case the encumbrances and restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be, (C)  contained in the organizational documents or other agreements binding on or applicable to any Excluded Subsidiary or any Subsidiary that is not a Wholly-Owned Subsidiary (but only to the extent such encumbrance or restriction covers any Equity Interest in such Subsidiary or the property or assets of such Subsidiary), (D) imposed by Applicable Law, (E) contained in an agreement that governs an Investment in an Unconsolidated Affiliate (but only to the extent such encumbrance or restriction applies to any Equity Interest in such Unconsolidated Affiliate), (F) those encumbrances or restrictions contained in any agreement that evidences Unsecured Indebtedness containing encumbrances or restrictions on the actions described above that are substantially similar to, or, taken as a whole, not more restrictive than, those contained in the Loan Documents (as determined in good faith by the Parent Guarantor and the Borrower) (including, without limitation, the Revolving Credit Agreement and the Capital One Term Loan Agreement), (G) Permitted Transfer Restrictions or (H) contained in any Transferred Mortgage, and (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Parent Guarantor, the Borrower, any other Loan Party or any of their Subsidiaries in the ordinary course of business.

Section 10.4         Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(i)               any Subsidiary (other than the Borrower) may merge (A) with any other Subsidiary so long as in the case of any such merger involving a Loan Party, after giving effect to such merger, the Borrower is in compliance with the requirements of Section 8.14 and (B) with the Borrower or the Parent Guarantor so long as the Borrower or Parent Guarantor, as applicable, is the surviving entity; provided that, no Subsidiary other than an Excluded FelCor Subsidiary shall merge (other than to consummate the FelCor Acquisition) with an Excluded FelCor Subsidiary if the surviving entity remains or becomes an Excluded FelCor Subsidiary after giving effect to such merger;

(ii)             (A) any Subsidiary (other than the Borrower) may sell, transfer or dispose of its assets to a Loan Party or a Non-Loan Party BB Property Subsidiary, and (B) any Subsidiary that is not a Loan Party or a Non-Loan Party BB Property Subsidiary may sell, transfer or dispose of its assets to any other Subsidiary that is not a Loan Party or a Non-Loan Party BB Property Subsidiary; provided that, no Subsidiary other than an Excluded FelCor Subsidiary shall sell, transfer or dispose of assets to an Excluded FelCor Subsidiary other than Investments permitted by Section 10.2(b);

(iii)             a Loan Party (other than the Parent Guarantor, the Borrower, any Loan Party or any Non-Loan Party BB Property Subsidiary which directly or indirectly owns in fee simple a Borrowing Base Property, or is party to a Qualified Ground Lease in respect thereof) and any other Subsidiary that is not (and is not required to be) a Subsidiary Guarantor or is not a Non-Loan Party BB Property Subsidiary may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries in a manner otherwise permitted by this Section 10.4, and immediately thereafter liquidate, provided that immediately prior to any such conveyance, sale, transfer, disposition or liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(iv)             any Subsidiary that (A) does not directly or indirectly own a Borrowing Base Property or (B) ceases to own any operating assets or conduct any business may liquidate, wind-up or dissolve itself;

(v)             any Loan Party and any other Subsidiary may acquire or sell or otherwise transfer (including by way of deed in lieu of foreclosure) any direct or indirect interest in Hotel Properties and any other assets (including pursuant to a merger or consolidation), provided that (A) the same would not result in a Default or Event of Default, (B) a Borrowing Base Property may not be sold, transferred or otherwise disposed of (including pursuant to a merger or consolidation) unless the removal thereof from the Unencumbered Pool is permitted under Section 4.3, (C) in the case of any such acquisition pursuant to a merger or consolidation involving the Borrower, any Loan Party or a Non-Loan Party BB Property Subsidiary, after giving effect to such merger or consolidation, the Borrower, such Loan Party or such Non-Loan Party BB Property Subsidiary is the surviving entity; provided that no Subsidiary other than an Excluded FelCor Subsidiary shall merge (other than to consummate the FelCor Acquisition) with an Excluded FelCor Subsidiary if the surviving entity remains or becomes an Excluded FelCor Subsidiary after giving effect to such merger, and (D) no Loan Party or other Subsidiary other than an Excluded FelCor Subsidiary may sell, transfer or dispose of assets to an Excluded FelCor Subsidiary (and no Excluded FelCor Subsidiary shall acquire any such assets) other than Investments permitted by Section 10.2(b); and

(vi)             the Loan Parties and the other Subsidiaries may lease, sublease or license their respective assets, as lessor, licensor or sublessor (as the case may be), in the ordinary course of their business.

Section 10.5         Plans.

The Parent Guarantor and the Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

Section 10.6         Fiscal Year.

The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 10.7         Modifications of Organizational Documents.

The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or any Non-Loan Party BB Property Subsidiary to, amend, supplement, restate or otherwise modify its articles of incorporation, declaration of trust, partnership agreement, certificate of formation, operating agreement, by-laws or other organizational documents without the prior written consent of the Administrative Agent if such amendment, supplement, restatement or other modification (i) is adverse to the interests of the Administrative Agent or the Lenders in any material respect or (ii) could reasonably be expected to have a Material Adverse Effect.

Section 10.8         Transactions with Affiliates.

The Parent Guarantor and the Borrower shall not permit to exist or enter into, and shall not permit any Loan Party or other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party or any Subsidiary (other than the Parent Guarantor, the Borrower, any other Loan Party or any Subsidiary), except (a) as set forth on Schedule 7.1(s), (b) Restricted Payments permitted under Section 10.1(h), (c) transactions constituting Investments by the Parent Guarantor or any Subsidiary in any Unconsolidated Affiliate that are not otherwise prohibited under the Loan Documents, or (d) transactions upon fair and reasonable terms which are no less favorable to the Borrower, such Subsidiary, or any Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the forgoing, no payments may be made with respect to any items set forth on such Schedule 7.1(s) if a Default or Event of Default exists or would result therefrom.

Section 10.9         Environmental Matters.

The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a risk to human health, safety or the environment, to the extent that any of the foregoing could reasonably be expected to have a Material Adverse Effect.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 10.10       Derivatives Contracts.

The Parent Guarantor and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Parent Guarantor, the Borrower, any other Loan Party or other Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent Guarantor, the Borrower, any other Loan Party or other Subsidiary.

Section 10.11      Use of Proceeds.

The Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article XI. Default

Section 11.1         Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)         Default in Payment. (i) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of the Loan, or (ii) the Borrower or any other Loan Party shall fail to pay interest on the Loan or any of the other payment Obligations owing by the Borrower or any other Loan Party under this Agreement, any other Loan Document or the Fee Letter, within five (5) Business Days of the date when due.

(b)          Default in Performance.

(i)              Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1(i) (with respect to the Borrower and the Parent Guarantor), Section  9.4.(l) or Article X;

(ii)             Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in Section 9.1, 9.2, 9.3 or 9.4 (d), (i), (j), (k), (n), (p) or (q) and such failure shall continue for a period of five (5) Business Days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent; or

(iii)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)         Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading, in any material respect when furnished or made or deemed made.

(d)         Indebtedness Cross-Default. There shall occur (i) any default, event or condition resulting in (or, if all applicable notice and grace periods have expired, permitting the) acceleration, mandatory repurchase or mandatory prepayment (other than as a result of customary non-default events, such as mandatory prepayments triggered by asset sales or casualty events) of, or any failure to pay at maturity, the Existing Unsecured FelCor Bonds or any other Indebtedness (other than the Obligations and Nonrecourse Indebtedness) of the Borrower, any Guarantor or any of their Subsidiaries, in each case, in excess of $75,000,000 in the aggregate, (ii) any default, event or condition resulting in the acceleration, mandatory repurchase or mandatory prepayment (other than as a result of customary non-default events, such as mandatory prepayments triggered by asset sales or casualty events) of, or any failure to pay at maturity, Nonrecourse Indebtedness (other than the Nonrecourse Indebtedness described on Schedule 11.1(d)) of the Borrower, any Guarantor or any of their Subsidiaries in a principal amount at any time outstanding in excess of 7.5% of Total Asset Value in the aggregate or (iii) any default by the Borrower, any Guarantor or any of their Subsidiaries in, or resulting in, the payment of amounts in excess of $75,000,000 in the aggregate in respect of Derivatives Contracts.

(e)        Voluntary Bankruptcy Proceeding. Any Loan Party, any Non-Loan Party BB Property Subsidiary or any other Subsidiary or Subsidiaries (other than any Subsidiary obligated on the Nonrecourse Indebtedness described on Schedule 11.1(d)) to which more than 7.5% of Total Asset Value in the aggregate is attributable shall: (i) commence a voluntary case under any Debtor Relief Law; (ii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under any Debtor Relief Law or consent to any proceeding or action described in the immediately following subsection (f); (iii) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (iv) admit in writing its inability to pay its debts as they become due; (v) make a general assignment for the benefit of creditors; (vi) make a conveyance fraudulent as to creditors under any Applicable Law; or (vii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)          Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party, any Non-Loan Party BB Property Subsidiary or any other Subsidiary or Subsidiaries (other than any Subsidiary obligated on the Nonrecourse Indebtedness described on Schedule 11.1(d)) to which more than 7.5% of Total Asset Value in the aggregate is attributable in any court of competent jurisdiction seeking: (i) relief under any Debtor Relief Law; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under any Debtor Relief Law) shall be entered.

(g)           Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or the Fee Letter (except for (i) release of a Subsidiary Guarantor or Collateral pursuant to Section 8.14. or 8.15. and (ii) termination of any Loan Document in accordance with its terms) or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter.

(h)           Judgment. A judgment or order for the payment of money shall be entered against any Loan Party or any Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of sixty (60) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) (i) exceeds, individually or together with all other such unsatisfied judgments or orders entered against the Loan Parties and Non-Loan Party BB Property Subsidiaries, $75,000,000 or (ii) individually or together with all other such unsatisfied judgments or orders entered against other Subsidiaries (other than any Subsidiary obligated on the Nonrecourse Indebtedness described on Schedule 11.1(d)), an amount equal to 7.5% of Total Asset Value or (B) such judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)            Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Loan Party or any Subsidiary, which exceeds, (i) individually or together with all other such warrants, writs, executions and processes issued against the Loan Parties and Non-Loan Party BB Property Subsidiaries, $75,000,000 or (ii) individually or together with all other such warrants, writs, executions and processes issued against other Subsidiaries (other than any Subsidiary obligated on the Nonrecourse Indebtedness described on Schedule 11.1(d)), an amount equal to 7.5% of Total Asset Value, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of sixty (60) days.

(j)            ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $75,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur withdrawal liability or a current payment obligation in excess of $75,000,000.

(k)          Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)           Change of Control/Change in Management.

(i)               During any period of twelve (12) consecutive months ending on each anniversary of the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent Guarantor (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent Guarantor then in office;

(ii)              Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of the Parent Guarantor;

(iii)             The Parent Guarantor shall cease to own and control, directly or indirectly, at least a majority of the outstanding Equity Interests of the Borrower; or

(iv)             The Parent Guarantor or a Wholly-Owned Subsidiary of the Parent Guarantor shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.

(m)         Collateral Documents. Any Collateral Document shall for any reason fail to create a valid and perfected security interest in any portion of the Collateral purported to be covered thereby, with the priority required by the applicable Collateral Document, except as (i) permitted by the terms of any Loan Document or (ii) as a result of the release of such security interest in accordance with the terms of any Loan Document.

Notwithstanding the foregoing provisions of this Section 11.1, in the event of a Default or Event of Default arising as a result of (i) the inclusion of any Hotel Property in the Unencumbered Pool at any particular time of reference, (ii) the failure to make any Subsidiary described in Section 8.14 a Subsidiary Guarantor (a “Joinder Default”), or (iii) the failure to pledge the Equity Interests (other than Excluded Pledged Collateral) in any Pledged Subsidiary pursuant to Section 8.14(c) (a “Pledge Default”), if such Default or Event of Default is capable of being cured solely by the exclusion of such Hotel Property from the Unencumbered Pool, or in the case of a Joinder Default, by making such Subsidiary a Subsidiary Guarantor pursuant to the terms of Section 8.14, or in the case of a Pledge Default, by pledging the Equity Interests (other than Excluded Pledged Collateral) in such Pledged Subsidiary pursuant to the terms of Section 8.14(c), the Borrower shall be permitted a period not to exceed fifteen (15) days from the earlier of (x) the date upon which a Responsible Officer of the Borrower obtains knowledge of such Default or Event of Default (as applicable) or (y) the date upon which the Borrower has received written notice of such Default or Event of Default from the Administrative Agent to remove such Hotel Property from the Unencumbered Pool in accordance with, and subject to, Section 4.3 (or in the case of a Joinder Default, to make such Subsidiary a Subsidiary Guarantor pursuant to the terms of Section 8.14 or in the case of a Pledge Default, to pledge the Equity Interests (other than Excluded Pledged Collateral) in such Pledged Subsidiary pursuant to the terms of Section 8.14(c)).

Section 11.2         Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)           Acceleration; Termination of Facilities.

(i)               Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), the principal of, and all accrued interest on, the Loan and the Notes at the time outstanding, any prepayment premium (if applicable) under Section 2.8. and all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(ii)              Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall declare the principal of, and accrued interest on, the Loan and the Notes at the time outstanding, any prepayment premium (if applicable) under Section 2.8. and all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(b)           Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)           Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, in each case, in accordance with the terms thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set-off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider and (d) to prosecute any legal action against the Borrower to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 11.3         Intentionally Omitted.

Section 11.4         Marshaling; Payments Set Aside.

None of the Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent and/or any Lender and/or any Specified Derivatives Provider or the Administrative Agent and/or any Lender and/or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5         Allocation of Proceeds.

(a)          If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents (or by any Lender as the result of the exercise of rights under Section 13.4.), in respect of any Guaranteed Obligations shall be applied in the following order and priority:

First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause payable to them;

Third, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause payable to them;

Fourth, to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and payment obligations then owing under Specified Derivatives Contracts, ratably among the Lenders, and the Specified Derivatives Providers in proportion to the respective amounts described in this clause payable to them; and

Fifth, the balance, if any, after all of the Guaranteed Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

(b)         Any payment required to be made by the Borrower pursuant to Section 2.8(b)(iii) shall be applied pro rata among the Outstanding Amount and the aggregate outstanding principal amount under the Pari Passu Debt to the extent required to reduce the Leverage Ratio to or below 6.50 to 1.00 on a pro forma basis after taking into account any additional optional prepayments made pursuant to Section 2.8(a); provided, however, that, with respect to any Net Proceeds from asset sales applied as a prepayment by the Borrower prior to the end of the applicable Reinvestment Period for such Net Proceeds, the Borrower may apply such Net Proceeds to prepay (including a partial prepayment of) any of the Outstanding Amount or the outstanding principal amount of any Pari Passu Debt in such manner as it may designate. For the avoidance of doubt, to the extent that any voluntary or mandatory prepayment has the effect of reducing the Leverage Ratio to or below 6.50 to 1.00 on a pro forma basis, the mandatory prepayment provisions applicable following a Collateral Trigger Date shall terminate (the earlier of such date and the Collateral Release Date, the “Prepayment Provisions Termination Date”).

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto.

Section 11.6         Intentionally Omitted.

Section 11.7         Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loan and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 11.8         Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.9         Rights Cumulative.

(a)          Generally. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents and of the Specified Derivatives Providers under the Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Lenders, or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b) Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit, under any Specified Derivatives Contract, (iii) any Lender from exercising setoff rights in accordance with Section 13.4. (subject to the terms of Section 3.3.), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii), (iii), and (iv) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition under any Debtor Relief Law affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of any claim of any Lender in any such proceeding under any Debtor Relief Law.

Article XII. The Administrative Agent

Section 12.1         Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. In furtherance of the foregoing, and not in limitation, each of the Lenders authorizes the Administrative Agent to enter into one or more intercreditor agreements, collateral agency agreements and Collateral Documents acceptable to the Administrative Agent in its reasonable discretion with parties to any Pari Passu Debt, including (if applicable) for the purpose of acting as collateral agent for the Secured Parties and the parties to such Pari Passu Debt (and each reference to the Administrative Agent in this Article XII shall be deemed to include a reference to the Administrative Agent acting in such capacity, if applicable). Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver or otherwise make available to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders. The Lenders hereby authorize the Administrative Agent to release any Guarantor from the Guaranty (i) in the case of a Subsidiary Guarantor, upon satisfaction of the conditions to release set forth in Section 8.14 or Section 8.15; (ii) if approved, authorized or ratified in writing by the Requisite Lenders or all of the Lenders hereunder, as required under the circumstances; or (iii) upon the termination of this Agreement in accordance with the provisions of Section 13.11. In connection with any such release of a Guarantor pursuant to the preceding sentence, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (any execution and delivery of such documents being without recourse to or warranty by the Administrative Agent).

Section 12.2          Wells Fargo as Lender.

Wells Fargo shall have the same rights and powers as a Lender or as a Specified Derivatives Provider, as the case may be, under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders or any Specified Derivatives Providers. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Specified Derivatives Contract or otherwise without having to account for the same to the other Lenders or any Specified Derivatives Providers. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 12.3          Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 12.4          Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 12.5          Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence, bad faith or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender or any other Person or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence, bad faith or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 12.6          Indemnification of Administrative Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out of pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out of pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7          Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent or any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.

Section 12.8         Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Administrative Agent may be removed as Administrative Agent by all of the Lenders (other than the Lender then acting as Administrative Agent) and, provided no Default or Event of Default exists, the Borrower upon thirty (30) days' prior written notice if the Administrative Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 12.9         Titled Agents.

The Syndication Agent, Documentation Agent and Managing Agent in such respective capacities, assume no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of the Loan, nor any duties as an agent hereunder for the Lenders. The titles given to the Syndication Agent, Documentation Agent and Managing Agent are solely honorific and imply no fiduciary responsibility on the part of the Syndication Agent, Documentation Agent or Managing Agent to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such title does not impose on the Syndication Agent, Documentation Agent or Managing Agent any duties or obligations greater than those of any other Lender or entitle the Syndication Agent, Documentation Agent or Managing Agent to any rights other than those to which any other Lender is entitled.

Section 12.10       Specified Derivatives Contracts.

No Specified Derivatives Provider that obtains the benefits of Section 11.5 by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider.

Section 12.11       Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.

Section 12.12       Additional ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, that, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

 (i)           such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans;

 (ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement;

 (iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement; or

 (iv)         such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, that, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(b)           The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans or this Agreement, (ii) may recognize a gain if it extended the Loans for an amount less than the amount being paid for an interest in the Loans, or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Article XIII. Miscellaneous

Section 13.1         Notices.

Unless otherwise provided herein (including, without limitation, as provided in Section 9.5), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

RLJ Lodging Trust, L.P.
3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814
Attention: Sean M. Mahoney, Executive Vice President and Chief Financial Officer

Telecopy Number:	(301) 280-7750
Telephone Number:	(301) 280-7749

Email: smahoney@rljlodgingtrust.com

If to the Parent Guarantor:

RLJ Lodging Trust
3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814
Attention: Sean M. Mahoney, Executive Vice President and Chief Financial Officer

Telecopy Number:	(301) 280-7750
Telephone Number:	(301) 280-7749

Email: smahoney@rljlodgingtrust.com

If to the Administrative Agent:

Wells Fargo Bank, National Association
1750 H Street N.W.
Suite 550
Washington, DC 20006
Attn: Mark Monahan

Telecopier:	(202) 429-2589
Telephone:	(202) 303-3017

Email: mark.f.monahan@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association
Hospitality Finance Group
2030 Main Street, Suite 800
Irvine, CA 92614
Attn: Rhonda Friedly

Telecopier:	(949) 851-9728
Telephone:	(949) 251-4383

Email: friedlyr@wellsfargo.com

If to the Administrative Agent under Article II:

Wells Fargo Bank, N.A.
Commercial Real Estate Loan Services
600 South 4th Street, 8th Floor
Minneapolis, MN 55415
Attention: Marsha Rouch

Telecopier:	(866) 968-5589
Telephone:	(612) 667-1098

If to any other Lender:

To such Lender’s address or telecopy number as set forth in is Administrative Questionnaire or as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II shall be effective only when actually received. None of the Administrative Agent or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to receive a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 13.2         Expenses.

The Parent Guarantor and the Borrower agree (a) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including, without limitation, in respect of any notice given by the Borrower under Section 2.16(a), whether or not the requested increase is actually effected), and the consummation of the transactions contemplated thereby, including the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and of the Administrative Agent in connection with the review of Properties for inclusion in the Unencumbered Pool and the determination or confirmation that Properties satisfy the requirements of the definition of Eligible Properties and the Administrative Agent’s other activities under Article IV, including the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent relating to all such activities, (b)  to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable and out-of-pocket fees and disbursements of their respective counsel and (c) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1(e) or 11.1(f), including, without limitation, (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor in possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. Notwithstanding the foregoing, the obligation to reimburse the Lenders for fees and expenses of counsel in connection with the matters described in items (b) and (c) above shall be limited to (x) one law firm for the Administrative Agent, (y) one other law firm retained by the Requisite Lenders, together with (in the case of (x) and (y), as applicable) one additional counsel in each applicable jurisdiction, and (z) in the case of an actual or perceived conflict of interest, one additional counsel to the affected Lenders that are similarly situated in each relevant jurisdiction.

Section 13.3         Stamp and Intangible Taxes.

The Parent Guarantor and the Borrower shall pay any and all stamp, excise, intangible, registration and similar taxes or governmental charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 13.4         Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without prior notice to the Parent Guarantor or the Borrower or any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, such Participant or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Parent Guarantor or the Borrower against and on account of any of the Obligations, irrespective of whether or not the Loan and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 13.5         Litigation; Jurisdiction; Other Matters; Waivers.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE PARENT GUARANTOR AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN CREATED HEREUNDER OF THEREUNDER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN CREATED HEREUNDER OR THEREUNDER.

(b)           EACH OF THE PARENT GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARENT GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOAN AND THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. THE PARENT GUARANTOR, THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH OF THE PARENT GUARANTOR AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOAN AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 13.6         Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

 (i)           Minimum Amounts.

 (A)     in the case of an assignment of the entire remaining amount of an assigning Lender’s Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

 (B)      in any case not described in the immediately preceding subsection (A), the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 in the case of any assignment in respect of a Loan, unless each of the Administrative Agent and the Borrower otherwise consents in its sole discretion; provided, however, that if, after giving effect to such assignment, the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $10,000,000 in the case of a Loan, then such assigning Lender shall assign the entire amount of its Loans at the time owing to it.

 (ii)          Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Loans on a non-rata basis.

 (iii)         Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

 (A)     the consent of the Borrower (such consent not to be unreasonably withheld or delayed (it being agreed that the Borrower’s withholding of consent to an assignment that would result in (i) the Borrower’s having to pay amounts under Section 3.10 as a result of the admission of an assignee or (ii) the admission of an assignee that refuses to receive confidential information subject to the confidentiality requirements set forth herein shall in each case be deemed to be reasonable)) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

 (B)      the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

 (iv)         Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 (or $7,500 in the event that such transferor Lender is a Defaulting Lender) for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that (i) to the extent requested by the assignee or transferor Lender, new Notes are issued to the assignee and such transferor Lender, as appropriate and (ii) any Notes held by the transferor Lender are promptly returned to the Borrower for cancellation (and, to the extent not so returned, the Borrower shall be entitled to receive a customary indemnity agreement of the type described in Section 2.11(c)(ii)(A) from such transferor Lender).

 (v)          No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

 (vi)         No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

 (vii)        Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4, 13.2 and 13.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Loans of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Except as otherwise provided in Section 13.4. or as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (x) extend the date on which any scheduled payment of principal on the Loans or portions thereof owing to such Lender is to be made, (y) reduce the rate at which interest is payable thereon (other than a waiver of default interest and changes in calculation of the Leverage Ratio that may indirectly affect pricing) or (z) release all or substantially all of the Collateral (except as contemplated by Sections 8.14 or 8.15) or all or substantially all of the Guarantors from their obligations under the Guaranty (except as contemplated by Sections 8.14 or 8.15) or release the Parent Guarantor from its obligations under the Guaranty, in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 5.1, 5.4 (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1 or 3.10, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6, with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)           USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.7         Amendments and Waivers.

(a)           Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)           Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

 (i)           increase or extend the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 13.6) or subject the Lenders to any additional obligations except for any increases contemplated under Section 2.16;

 (ii)          reduce the principal of, or interest rates that have accrued or that will be charged (subject to the last sentence of Section 13.7(f)) on the outstanding principal amount of, the Loan or other Obligations (other than a waiver of default interest and changes in calculation of the Leverage Ratio that may indirectly affect pricing); provided, however, that only the written consent of the Requisite Lenders shall be required (x) for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate” and (y) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

 (iii)         reduce the amount of any Fees payable to the Lenders hereunder;

 (iv)         postpone any date on which a scheduled payment of principal of the Loan, any Fees or any other Obligations, is to be made;

 (v)          change the definitions of Commitment Percentage or Pro Rata Share or amend or otherwise modify the provisions of Section 3.2;

 (vi)         amend subsection (a) or this subsection (b) of this Section 13.7;

 (vii)        modify the definition of the term “Requisite Lenders” or modify in any other manner that reduces the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

 (viii)       release (A) all or substantially all of the Subsidiary Guarantors from their obligations under the Guaranty (except as contemplated by Section 8.14 or 8.15) or release the Parent Guarantor from its obligations under the Guaranty, or (B) all or substantially all of the value of the Collateral (except as contemplated by Section 8.15);

 (ix)          waive a Default or Event of Default under Section 11.1(a);

 (x)           amend, or waive the Borrower’s compliance with, Section 2.15; or

(c)           Non-Consenting Lenders. If any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender directly affected thereby and that has been approved by the Requisite Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 5.6; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this subsection (c)).

(d)           Permitted Amendments. Notwithstanding anything to the contrary contained herein, Loan Modification Offers and Permitted Amendments (as hereinafter defined) shall be permitted in accordance with this subsection (d), regardless of the preceding provisions of this Section 13.7. The Borrower may make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more Permitted Amendments (as defined below). Permitted Amendments shall become effective only with respect to the portions of the Loan held by the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”). The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a loan modification agreement (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. In connection with any Loan Modification Offer, the Borrower may, at its sole option, repay the portions of the Loans, held by one or more of the Lenders that are not Accepting Lenders. Additionally, to the extent the Borrower has elected to repay the portions of the Loans of such Lenders, it may request any other financial institution (with the consent of the Administrative Agent, such consent not to be unreasonably conditioned, delayed or withheld) to make loans on the terms set forth in such Loan Modification Offer in an amount not to exceed the amount of the portions of the Loan repaid pursuant to the preceding sentence. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the portions of the Loan of the Accepting Lenders, it being understood that all borrowings and repayments of the Loan will be made pro rata among all Lenders; provided that to the extent any Permitted Amendment extends the final maturity of the portion of the Loan held by the Accepting Lenders, the applicable portion of the Loan and related Obligations of Lenders that are not Accepting Lenders may be repaid on the Maturity Date (as applicable) on a non-ratable basis with the portion of the Loan of the Accepting Lenders. “Permitted Amendments” shall be an extension of the scheduled maturity of the portion of the Loan of the Accepting Lenders, together with any one or more of the following: (i) a change in rate of interest (including a change to the Applicable Margin and/or a provision establishing a minimum rate), premium, fees or other amount with respect to the portion of the Loan of the Accepting Lenders (in each case effective after the scheduled maturity of the Loan), (ii) additional fees to the Accepting Lenders and (iii) such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the judgment of the Administrative Agent, to give effect to the foregoing Permitted Amendments.

(e)           Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders in any material respect shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

(f)            Technical Amendments. Notwithstanding anything to the contrary in this Section 13.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. Notwithstanding anything to the contrary in this Section 13.7., the Administrative Agent and the Borrower may, without the consent of any Lender, (x) enter into amendments or modifications to this Agreement or any of the other Loan Documents or (y) enter into additional Loan Documents, in each case, as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Exhibit J in accordance with the terms of Exhibit J.

(g)           Release of Collateral. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by a Loan Party on any Collateral (i) on the date on which all of the Obligations have been indefeasibly paid and performed in full (other than (1) contingent indemnification obligations that have not been asserted and (2) to the extent arrangements reasonably satisfactory to a Specified Derivatives Provider under a Specified Derivatives Contract have been entered into, Specified Derivatives Obligations under such Specified Derivatives Contract), (ii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 11.2 or (iii) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Sections 8.14 and 8.15. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral so long as a Collateral Period is then in effect. The Administrative Agent agrees, and is hereby authorized by the Lenders, promptly after the Borrower requests and at the Borrower’s sole cost and expense, to furnish to the Borrower any release, termination or other agreement or document evidencing the foregoing release as may be reasonably requested by the Borrower, and which release, termination or other agreement or document shall be in form and substance reasonably acceptable to the Administrative Agent, and to deliver to the Borrower any portion of such Collateral so released that is in the Administrative Agent’s possession.

Section 13.8         Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. The Administrative Agent, each Lender and their Affiliates (collectively, the “Lender Parties”) may have economic interests that conflict with those of the Loan Parties, their stockholders and partners  and/or their Affiliates. No Lender Party shall have any fiduciary responsibilities to the Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender Party to any Lender, the Borrower, any Subsidiary or any other Loan Party. No Lender Party undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 13.9         Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender agrees that it shall not disclose and treat confidentially all non-public information furnished by the Borrower or on its behalf pursuant to the requirements of this Agreement or otherwise in connection with any requested amendment, waiver or modification of the Loan Documents but in any event may make disclosure: (a) to any of their respective Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section or terms at least as restrictive as the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other permitted transferee in connection with the contemplated transfer of any Commitment, Loan or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) to any actual or prospective counterparty (or its advisors) to any swap or derivatives transaction relating to the Borrower and its obligations (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (d) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law (in which case, such Person shall, to the extent permitted by law, inform the Borrower promptly in advance thereof); (e) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information and are or have been advised of their obligation to keep information of this type confidential); (f) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders (or Specified Derivatives Provider) of rights hereunder or under any of the other Loan Documents (or under any Specified Derivatives Contract) or any action or proceeding relating to any Loan Documents (or any Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (h) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (i) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan Documents; (k) to any other party hereto; and (l) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate.

Section 13.10       Indemnification.

(a)           Each of the Parent Guarantor and the Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, any Affiliate of the Administrative Agent, each of the Lenders and their respective Related Parties (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable and documented out-of-pocket fees and disbursements of one primary counsel to the Indemnified Parties, one specialty counsel to the Indemnified Parties in each relevant specialty, one local counsel to the Indemnified Parties in each relevant local jurisdiction, in each case selected by the Administrative Agent, and in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnified Parties that are similarly situated in each relevant jurisdiction, incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.10. or 5.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of the Loan; (iii) any actual or proposed use by the Borrower of the proceeds of the Loan; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by OFAC; (x) the presence of any Hazardous Materials in, on, under or around any of the Properties; or (xi) any violation or non-compliance by the Parent Guarantor, the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Parent Guarantor, the Borrower or their Subsidiaries (or its respective properties) to be in compliance with such Environmental Laws; provided, however, that neither the Parent Guarantor nor the Borrower shall be obligated to indemnify any Indemnified Party for (I) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence, bad faith or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment, (II) amounts in respect of taxes, deductions, withholdings or other governmental charges excluded from the definition of “Taxes” pursuant to Section 3.10(a), (III) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party (except in connection with claims or disputes (x) relating to whether conditions to any Credit Event have been satisfied or (y) with respect to a Defaulting Lender or the determination of whether a Lender is a Defaulting Lender), (IV) a material breach by such Indemnified Party of its obligations under the Loan Documents, as determined by a court of competent jurisdiction in a final, non-appealable judgment, and (V) yield maintenance matters to the extent otherwise addressed in Section 5.1.

(b)           The Parent Guarantor’s and the Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Parent Guarantor or the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Parent Guarantor or the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)           This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)           All out of pocket fees and expenses of, and all amounts paid to third persons by, an Indemnified Party shall be advanced by the Parent Guarantor and the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Parent Guarantor and the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)           An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Parent Guarantor and the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Parent Guarantor and the Borrower are required to indemnify an Indemnified Party pursuant hereto and (ii) the Parent Guarantor and the Borrower have provided evidence reasonably satisfactory to such Indemnified Party that the Parent Guarantor and the Borrower have the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

(f)            If and to the extent that the obligations of the Parent Guarantor and the Borrower hereunder are unenforceable for any reason, each of the Parent Guarantor and the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)           The Parent Guarantor’s and the Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 13.11       Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b)  none of the Lenders is obligated any longer under this Agreement to make any Loan and (c) all Obligations (other than obligations which survive as hereafter provided in this Section 13.11. and contingent indemnification obligations that have not been asserted) have been paid and satisfied in full, this Agreement shall terminate. Promptly following such termination, each Lender shall promptly return to the Borrower any Note issued to such Lender. The provisions of Sections 3.10., 5.1., 5.4. and 13.5., the indemnities to which the Administrative Agent and the Lenders are entitled under Sections 12.6., 13.2., 13.10. and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement. Upon the Borrower’s request, the Administrative Agent agrees to deliver to the Borrower, at the Borrower’s sole cost and expense, written confirmation of the foregoing termination.

Section 13.12       Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.13       GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.14       Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 13.15       Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.16       Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.17       Limitation of Liability.

None of the Administrative Agent or any Lender, or any of their respective Related Parties shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 13.18       Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency. There are no oral agreements among the parties hereto.

Section 13.19       Construction.

The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 13.20       Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.21       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

 (i)           a reduction in full or in part or cancellation of any such liability;

 (ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

 (iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 13.22       Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES ON FILE WITH THE ADMINISTRATIVE AGENT]

SCHEDULE I

LENDERS AND COMMITMENTS

Lenders	Commitment
Wells Fargo Bank, National Association	$41,250,000
PNC Bank, National Association	$41,250,000
Capital One, N.A.	$41,250,000
BBVA USA	$20,625,000
Regions Bank	$30,000,000
Royal Bank of Canada	$20,000,000
Truist Bank (f/ka Branch Banking and Trust Company)	$10,000,000
Raymond James Bank, N.A.	$20,625,000

Total Commitments	$225,000,000

SCHEDULE 1.1.

List of Loan Parties and Non-Loan Party BB Property Subsidiaries

1.	RLJ LODGING TRUST, L.P.
2.	RLJ LODGING TRUST
3.	RLJ C Charleston HD, LLC
4.	RLJ C HOUSTON HUMBLE, LP
5.	RLJ C NY Upper Eastside, LLC
6.	RLJ C PORTLAND DT, LLC
7.	RLJ C WAIKIKI, LLC
8.	RLJ CABANA MIAMI BEACH, LLC
9.	RLJ DBT KEY WEST, LLC
10.	RLJ EM IRVINE, LP
11.	RLJ EM Waltham, LLC
12.	RLJ HGN Emeryville, LP
13.	RLJ HP Fremont, LP
14.	RLJ HY ATLANTA MIDTOWN, LLC
15.	RLJ HyH San Diego, LP
16.	RLJ HyH San Jose, LP
17.	RLJ HyH San Ramon, LP
18.	RLJ HyH Woodlands, LP
19.	RLJ II – C HAMMOND, LLC
20.	RLJ II – C MIDWAY, LLC
21.	RLJ II – C SUGARLAND, LP
22.	RLJ II – F CHERRY CREEK, LLC
23.	RLJ II – F HAMMOND, LLC
24.	RLJ II – F KEY WEST, LLC
25.	RLJ II – F MIDWAY, LLC
26.	RLJ II – HA GARDEN CITY, LLC
27.	RLJ II – HA MIDWAY, LLC
28.	RLJ II – HG MIDWAY, LLC
29.	RLJ II – HOLX Midway, LLC
30.	RLJ II – INDY CAPITOL HOTELS, LLC
31.	RLJ II – MH DENVER S, LLC
32.	RLJ II – MH MIDWAY, LLC
33.	RLJ II – R FISHERS, LLC
34.	RLJ II – R HAMMOND, LLC
35.	RLJ II – R HOUSTON GALLERIA, LP
36.	RLJ II – R LOUISVILLE DT KY, LLC
37.	RLJ II – R MERRILLVILLE, LLC
38.	RLJ II – R SUGARLAND, LP
39.	RLJ II – R WARRENVILLE, LLC

40.	RLJ II – RH BOULDER, LLC
41.	RLJ II – RH PLANTATION, LLC
42.	RLJ II – S WESTMINSTER, LLC
43.	RLJ II – SLE MIDWAY, LLC
44.	RLJ III – C Buckhead, Inc.
45.	RLJ III – DBT Metropolitan Manhattan, LP
46.	RLJ III – EM Fort Myers, LLC
47.	RLJ III – EM Tampa DT, LLC
48.	RLJ III – EM West Palm Beach, Inc.
49.	RLJ III – HG New Orleans Convention Center, LLC
50.	RLJ III – HGN Hollywood, LP
51.	RLJ III – HGN Pittsburgh, LP
52.	RLJ III – R National Harbor, LLC
53.	RLJ III – St. Charles Ave Hotel, LLC
54.	RLJ R Atlanta Midtown, LLC
55.	RLJ R HOUSTON HUMBLE, LP
56.	RLJ S Hillsboro, LLC
57.	RLJ C San francisco, lp
58.	rlj hp washington dc, llc
59.	rlj s houston humble, lp
60.	RLJ C HOUSTON HUMBLE GENERAL PARTNER, LLC
61.	RLJ EM IRVINE GENERAL PARTNER, LLC
62.	RLJ HP FREMONT GENERAL PARTNER, LLC
63.	RLJ HYH SAN DIEGO GENERAL PARTNER, LLC
64.	RLJ HYH SAN JOSE GENERAL PARTNER, LLC
65.	RLJ HYH SAN RAMON GENERAL PARTNER, LLC
66.	RLJ HYH WOODLANDS GENERAL PARTNER, LLC
67.	RLJ II – C SUGARLAND GENERAL PARTNER, LLC
68.	RLJ II SENIOR MEZZANINE BORROWER, LLC
69.	RLJ II JUNIOR MEZZANINE BORROWER, LLC
70.	RLJ II – R HOUSTON GALLERIA GENERAL PARTNER, LLC
71.	RLJ II – R SUGARLAND GENERAL PARTNER, LLC
72.	RLJ III – C BUCKHEAD PARENT, LLC
73.	RLJ III – EM WEST PALM BEACH PARENT, LLC
74.	RLJ III – HGN HOLLYWOOD GENERAL PARTNER, LLC
75.	RLJ R HOUSTON HUMBLE GENERAL PARTNER, LLC
76.	RLJ C SAN FRANCISCO GENERAL PARTNER, LLC
77.	RLJ S HOUSTON HUMBLE GENERAL PARTNER, LLC
78.	RLJ III – DBT MET MEZZ BORROWER, LP
79.	RLJ III – DBT METROPOLITAN MANHATTAN GP, LLC
80.	RLJ III – DBT MET MEZZ BORROWER GP, LLC
81.	DBT MET HOTEL VENTURE, LP
82.	DBT MET HOTEL VENTURE GP, LLC
83.	RLJ III – DBT MET HOTEL PARTNER, LLC
84.	RLJ HGN EMERYVILLE GENERAL PARTNER, LLC

85.	RLJ III – HGN PITTSBURGH GENERAL PARTNER, LLC
86.	RLJ III - MH DENVER AIRPORT, INC.
87.	RLJ II – CR AUSTIN DT, LP
88.	RLJ II – CR AUSTIN DT GENERAL PARTNER, LLC
89.	RLJ III – HS WASHINGTON DC, LLC
90.	RLJ R BETHESDA, LLC
91.	RLJ II – MH LOUISVILLE DT, LLC
92.	RLJ III – MH DENVER AIRPORT PARENT, LLC

exhibit a

form of assignment and assumption agreement

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Term Loan, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

A-1

3.	Borrower(s):	RLJ Lodging Trust, L.P.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Term Loan Agreement

5.	Term Loan Agreement:	The $225,000,000 Term Loan Agreement dated as of November 20, 2012 among RLJ Lodging Trust, L.P., RLJ Lodging Trust, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto, as amended, restated, supplemented or otherwise modified from time to time

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned[8]	Percentage Assigned of Loans[7]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date:	______________][8]

[Page break]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

8 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

A-2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR[S][9]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][10]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

9 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

A-3

[Consented to and]11 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

Administrative Agent

By:
Name:
Title:

[Consented to:]12

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

11 To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement.

12 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Term Loan Agreement. See Section 13.6 of Term Loan Agreement.

A-4

ANNEX 1

RLJ LODGING TRUST, L.P.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1      Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender13; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Term Loan Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 7.1(k) thereof or of the most recent financial statements delivered pursuant to Section 9.1. or 9.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

13 Complete as applicable.

A-5

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-6

EXHIBIT B

FORM OF NOTICE OF BORROWING

____________, 20___

Wells Fargo Bank, National Association, as Administrative Agent

Commercial Real Estate Loan Services

600 South 4th St., 8th Floor,

Minneapolis, MN 55415

Telephone: (612) 667-1098

Attn: Marsha Rouch

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P. (the “Borrower”), RLJ Lodging Trust, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

1.	Pursuant to Section 2.1(b) of the Term Loan Agreement, the Borrower hereby requests that the Lenders make a Loan to the Borrower in an aggregate principal amount equal to $___________________.

2.	The Borrower requests that such Loan be made available to the Borrower on ____________, 20___.

3.	The Borrower hereby requests that the requested Loan be of the following Type:

[Check one box only]

ž	Base Rate Loans
ž	LIBOR Daily Loans
ž	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

ž	1 month
ž	3 months
ž	6 months

4.	The proceeds of this borrowing of the Loan will be used for purposes that are consistent with the terms of Sections 8.8 and 10.11 of the Term Loan Agreement.

B-1

5.	The Borrower requests that the proceeds of this borrowing of the Loan be made available to the Borrower by ____________________________.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loan and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and no violation of the limits described in Section 2.15. would occur after giving effect thereto, and (b) the representations and warranties made or deemed made by the Parent Guarantor, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects), except to the extent (x) that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and (y) of changes in factual circumstances permitted by the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loan contained in Article VI. of the Term Loan Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loan is made (it being understood that the Borrower makes no representation as to whether any condition that by its terms is subject to the satisfaction of the Administrative Agent has been satisfied).

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

RLJ Lodging Trust, L.P.

By: RLJ Lodging Trust, its sole general partner

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF NOTICE OF CONTINUATION

____________, 20___

Wells Fargo Bank, National Association, as Administrative Agent

Commercial Real Estate Loan Services

600 South 4th St., 8th Floor,

Minneapolis, MN 55415

Telephone: (612) 667-1098

Attn: Marsha Rouch

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P. (the “Borrower”), RLJ Lodging Trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 2.9 of the Term Loan Agreement, the Borrower hereby requests a Continuation of a borrowing of LIBOR Loans under the Term Loan Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Term Loan Agreement:

1.	The proposed date of such Continuation is ____________, 20___.

2.	The aggregate principal amount of the LIBOR Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, 20___.

3.	The portion of such principal amount subject to such Continuation is $__________________________.

4.	The current Interest Period for each of the LIBOR Loans subject to such Continuation ends on ________________, 20___.

C-1

5.	The duration of the new Interest Period for each such Loans or portion thereof subject to such Continuation is:

[Check one box only]

ž	1 month
ž	3 months
ž	6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Continuation and after giving effect thereto, no Default or Event of Default exists or shall exist.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

RLJ Lodging Trust, L.P.

By: RLJ Lodging Trust, its sole general partner

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONVERSION

____________, 20___

Wells Fargo Bank, National Association, as Administrative Agent

Commercial Real Estate Loan Services

600 South 4th St., 8th Floor,

Minneapolis, MN 55415

Telephone: (612) 667-1098

Attn: Marsha Rouch

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P. (the “Borrower”), RLJ Lodging Trust, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 2.10 of the Term Loan Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Term Loan Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Term Loan Agreement:

1.	The proposed date of such Conversion is ______________, 20___.

2.	The Loans to be Converted pursuant hereto are currently:

[Check one box only]	ž	Base Rate Loans
	ž	LIBOR Daily Loans
	ž	LIBOR Loans

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, 20___.

4.	The portion of such principal amount subject to such Conversion is $___________________.

D-1

5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

ž	Base Rate Loans
ž	LIBOR Daily Loans
ž	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

ž	1 month
ž	3 months
ž	6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, no Default or Event of Default exists or shall exist (provided the certification under this clause shall not be made in connection with the Conversion of a LIBOR Loan into a Base Rate Loan).

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

RLJ Lodging Trust, L.P.

By: RLJ Lodging Trust, its sole general partner

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF GUARANTY

THIS GUARANTY dated as of November 20, 2012, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement (as defined below) (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) Wells Fargo Bank, National Association, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P. (the “Borrower”), RLJ Lodging Trust (which is one of the “Guarantors”), the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, (b) the Lenders and (c) the Specified Derivatives Providers (each individually, a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Term Loan Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower and/or any Subsidiary of the Borrower;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders, and to enter into Specified Derivatives Contracts, through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Term Loan Agreement and from the Specified Derivatives Providers under the Specified Derivatives Contracts and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, each Guarantor is owned and controlled by the Borrower, owns and controls the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower or any other Loan Party to the Administrative Agent or any other Guarantied Party under or in connection with the Term Loan Agreement or any other Loan Document, including without limitation, the repayment of all principal of the Loan, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to the Administrative Agent or any other Guarantied Party thereunder (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding); (b) all Specified Derivatives Obligations; (c) all other Obligations; (d) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing, and (e) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any of the other Guarantied Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Administrative Agent or the other Guarantied Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any other Guarantied Party which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the other Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, subject to the termination provisions in Section 20, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)       (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Term Loan Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document, instrument or agreement evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, any of the other Loan Documents, , any Specified Derivatives Contract, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)       any lack of validity or enforceability of the Term Loan Agreement, any of the other Loan Documents, any Specified Derivatives Contract, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)       any furnishing to the Administrative Agent or the other Guarantied Parties of any security for any of the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)       any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to any of the Guarantied Obligations, or any subordination of the payment of any of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)       any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)        any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against any Loan Party or any other person to recover payments made under this Guaranty;

(g)       any nonperfection or impairment of any security interest or other Lien on any collateral securing in any way any of the Guarantied Obligations;

(h)       any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the other Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)        any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)        any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any of the other Guarantied Parties;

(k)       any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)        any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, Specified Derivatives Contract or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)      any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4. Action with Respect to Guarantied Obligations. The Administrative Agent and the other Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Term Loan Agreement, any other Loan Document or any Specified Derivatives Contract; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of any of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Administrative Agent and the other Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Parent Guarantor or the Borrower with respect to or in any way relating to such Guarantor in the Term Loan Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Parent Guarantor or the Borrower is to cause such Guarantor to comply under the terms of the Term Loan Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Administrative Agent and/or the other Guarantied Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any of the other Guarantied Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Loan Agreement, any of the other Loan Documents, any Specified Derivatives Contract or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of any other Loan Party, such Guarantor shall be subrogated to the rights of the payee against such Loan Party; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against such Loan Party arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the other Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. Section 3.10. of the Term Loan Agreement shall be applicable, mutatis mutandis, to all payments required to be made by any Guarantor under this Guaranty.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents, any Specified Derivatives Contract or Applicable Law and not by way of limitation of any such rights, subject to Section 13.4. of the Term Loan Agreement, each Guarantor hereby authorizes each Guarantied Party, each Affiliate of a Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Guarantied Party (other than the Administrative Agent), an Affiliate of a Guarantied Party (other than the Administrative Agent) or a Participant, subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by a Guarantied Party, an Affiliate of a Guarantied Party or such Participant, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the other Guarantied Parties that all obligations and liabilities of any other Loan Party to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from any other Loan Party (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. During the continuance of an Event of Default, no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any Loan Party on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the other Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guarantied Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 17. Waiver of jury trial.

(a)       EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE OTHER GUARANTIED PARTIES, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)       EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTIED PARTY HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH OF THE GUARANTORS HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED HEREIN. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)       THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOAN AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each other Guarantied Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent or any other Guarantied Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any of the other Guarantied Parties in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the other Guarantied Parties of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force with respect to each Guarantor until the earliest of the (x) the date on which all of the Guarantied Obligations have been indefeasibly paid and performed in full (other than (1) contingent indemnification obligations that have not been asserted and (2) to the extent arrangements reasonably satisfactory to a Specified Derivatives Provider under a Specified Derivatives Contract have been entered into, Specified Derivatives Obligations under such Specified Derivatives Contract) or (y) solely with respect to such Guarantor (but not any other Guarantor), release or termination of the obligations of such Guarantor hereunder in accordance with the terms of the Term Loan Agreement, at which point this Guaranty shall (solely with respect to such Guarantor, in the case of clause (y)), automatically terminate and have no further force and effect (other than any provisions of this Guaranty that expressly survive the termination hereof). The Administrative Agent agrees to execute and deliver such documents as are reasonably requested in accordance with Section 8.14. or Section 8.15. of the Term Loan Agreement, as applicable, by the Borrower or any such Guarantor to evidence such termination or release, at the Borrower’s or such Guarantor’s sole cost and expense.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other the Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Term Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.9. of the Term Loan Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and all other Guarantied Parties and any such assignment or other transfer to which the Administrative Agent and all of the other Guarantied Parties have not so consented shall be null and void.

Section 22. Joint and Several Obligations. the obligationS of the Guarantors HEREUNDER SHALL BE joint and several, and ACCORDINGLY, each Guarantor CONFIRMS THAT IT is liable for the full amount of the “GUARANTiED Obligations” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER gUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in a writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Term Loan Agreement), the Administrative Agent and each Guarantor subject to Section 13.17 of the Term Loan Agreement; provided, however, that any Subsidiary Guarantor may be released hereunder in accordance with the terms of Section 8.14. or Section 8.15. of the Term Loan Agreement, as applicable, and any Subsidiary may become a Guarantor hereunder by executing and delivering an Accession Agreement in accordance with Section 8.14. of the Term Loan Agreement.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its respective address for notices provided for in the Term Loan Agreement or Specified Derivatives Contract, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of a Guarantor or Guarantied Party at the addresses specified; (ii) if telecopied or sent by electronic mail, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered; provided, however, that in the case of immediately preceding clauses (i) through (iii), non-receipt of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Administrative Agent nor any of the other Guarantied Parties, nor any of their respective Related Parties, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty, any of the other Loan Documents, any Specified Derivatives Contract or any of the transactions contemplated by this Guaranty, the Term Loan Agreement or any of the other Loan Documents, or any Specified Derivatives Contract. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent, any other Guarantied Party or any of their respective Related Parties, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Term Loan Agreement or any of the other Loan Documents, any Specified Derivatives Contract or any of the transactions contemplated by Term Loan Agreement or financed thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5. of the Term Loan Agreement.

Section 30. Right of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Guarantied Obligations until such time as the Guarantied Obligations have been indefeasibly paid and performed in full, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until such Guarantied Obligations have been indefeasibly paid and performed in full. Subject to Section 10. of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against any other Loan Party in respect of any payment of Guarantied Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

Section 31. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until termination of this Guaranty in accordance with Section 20. hereof. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 32. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered in connection herewith or otherwise, and notwithstanding the fact that DBT Met Hotel Venture, LP (“DBT LP”) and Knickerbocker Holding Partnership, L.P. (“Knickerbocker LP”) may be limited partnerships, by its acceptance of the benefits of this Guaranty, the Administrative Agent and each of the Guarantied Parties acknowledge and agree that no Non-Recourse Party has any obligation hereunder and that no recourse shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, any Non-Recourse Party, through the Administrative Agent or the Guarantied Parties or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Administrative Agent or the Guarantied Parties against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equity proceeding, by virtue of any applicable law, or otherwise. For the avoidance of doubt, Knickerbocker LP is not a Guarantor as of the Amendment No. 7 Effective Date.

For purposes of this Section 32, “Non-Recourse Party” means any former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, or general or limited partners of either (i) DBT LP (including without limitation, Highgate Oxford New York II, LLC, a Delaware limited partnership, and its successors and affiliates) or (ii) Knickerbocker LP (including without limitation, HH Knickerbocker Owner, L.P., a Delaware limited partnership, and its successors and affiliates), other than any Guarantor.

Section 33. Definitions. (a) For the purposes of this Guaranty:

“Accession Agreement” means an Accession Agreement in the form of Annex I hereto or in such other form as may be approved by the Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Ratable Share” means, for any Guarantor in respect of any payment of Guarantied Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guarantied Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(b)       Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

GUARANTORS:

RLJ LODGING TRUST, a Maryland real estate investment trust

By:
Name:
Title:

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o RLJ Lodging Trust
3 Bethesda Center
Suite 1000
Bethesda, MD 20814
Attn:
Telecopy Number:
Telephone Number:

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of ____________, 20__, executed and delivered by ______________________, a _____________ (the “New Guarantor”), in favor of (a) Wells Fargo Bank, National Association, in its capacity as Administrative Agent (the “Administrative Agent”) for its benefit and the benefit of the other Guarantied Parties (as defined in the Guaranty referred to below) under that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P. (the “Borrower”), RLJ Lodging Trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, and (b) the Lenders (the “Guarantied Parties”).

WHEREAS, pursuant to the Term Loan Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement and/or any Loan Document;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower and/or any Subsidiary of the Borrower;

WHEREAS, the New Guarantor is owned and controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the other Guarantied Parties through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the other Guarantied Parties making such financial accommodations available to the Borrower under the Term Loan Agreement and from the Specified Derivatives Providers entering into Specified Derivatives Contracts and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Guarantied Parties’ continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of November 20, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties, and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)       irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)       makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5. of the Guaranty and agrees to be bound by each of the covenants contained in Section 6. of the Guaranty; and

(c)       consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Term Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o RLJ Lodging Trust
3 Bethesda Center Suite 1000
Bethesda, MD 20814
Attn:
Telecopy Number:
Telephone Number:

Accepted:

Wells Fargo Bank, National Association, as Administrative Agent

By:
Name:
Title:

EXHIBIT F

FORM OF NOTE

$[_______________]	[_____________, 201_]

FOR VALUE RECEIVED, the undersigned, RLJ Lodging Trust, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby unconditionally promises to pay to the order of ____________________ (the “Lender”) or its registered assigns, in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) at Wells Fargo Bank, National Association, 600 South 4th St., 8th Floor, Minneapolis, MN 55415, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower under the Term Loan Agreement (as herein defined)), on the dates and in the principal amounts provided in the Term Loan Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Term Loan Agreement.

The date and amount of the Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Term Loan Agreement or hereunder.

This Note is one of the Notes referred to in the Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Borrower, RLJ Lodging Trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, and is subject to, and is entitled to, all the provisions and benefits thereof. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

The Term Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.6 of the Term Loan Agreement, this Note may not be assigned by the Lender to any Person.

F-1

This Note shall be governed by, and construed in accordance with, the laws of the State of NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. No failure to exercise, and no delay in exercising rights hereunder on the part of the holder hereof shall operate as waiver of such rights

[This Note is given in replacement of the Term Loan Note dated __________ ____, 20__, in the original principal amount of $____________ previously delivered to the Lender under the Term Loan Agreement (the “Original Note”). THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE ORIGINAL NOTE.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.

RLJ Lodging Trust, L.P.

By: RLJ Lodging Trust, its sole general partner

By:
Name:
Title:

F-2

LOAN SCHEDULE

This Note evidences a Loan made under the within-described Term Loan Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

F-3

EXHIBIT G

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: RLJ Lodging Trust, L.P.
Administrative Agent : Wells Fargo Bank, National Association.

Loan: Loan numbers 1008459 made pursuant to that certain Term Loan Agreement dated as of November 20, 2012, among Borrower, Administrative Agent, RLJ Lodging Trust, and the Lenders party thereto, as amended from time to time (the “Term Loan Agreement”)

Effective Date:

Check applicable box:

☐    New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

☐    Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)	to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above is referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication or telephonic request pursuant to Section 2.4(b) of the Term Loan Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

G-1

WIRE INSTRUCTIONS RECEIVED FROM THIRD PARTIES MUST BE ATTACHED.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Direct Deposit: Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, National Association must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, National Association Deposit Account Number:
Further Credit Information/Instructions:

G-2

WIRE INSTRUCTIONS RECEIVED FROM THIRD PARTIES MUST BE ATTACHED.

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for Subsequent Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must contain the information specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

Direct Deposit: Disbursement Requests for Subsequent Disbursement(s) to be deposited into an account at Wells Fargo Bank, National Association must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, National Association Deposit Account Number:
Further Credit Information/Instructions:

G-3

WIRE INSTRUCTIONS RECEIVED FROM THIRD PARTIES MUST BE ATTACHED.

Restricted Account Disbursements

Permitted Account Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Restricted Account Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Restricted Account Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Restricted Account Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Restricted Account Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for Restricted Account Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Borrower and attached as the Restricted Account Disbursement Exhibit. All wire instructions must contain the information specified on the Restricted Account Disbursement Exhibit.

Names of Receiving Parties for Restricted Account Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Restricted Account Disbursement Exhibit)
1.
2.
3.

Direct Deposit: Disbursement Requests for Restricted Account Disbursements to be deposited into an account at Wells Fargo Bank, National Association must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, National Association Deposit Account Number:
Further Credit Information/Instructions:

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Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

BORROWERS:

RLJ LODGING TRUST, L.P.,
a Delaware limited partnership

By:	RLJ Lodging Trust,
a Maryland real estate investment trust,
its sole general partner

By:
Name:
Title:

G-5

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

“Restricted Account” means an account at Wells Fargo Bank, National Association associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Term Loan Agreement, the Administrative Agent must receive Disbursement Requests in writing and no verbal requests will be accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or prohibited by government authority; (iii) cause Administrative Agent to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent and Lenders (other than as a result of the Administrative Agent’s and Lenders’ own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non appealable judgment); (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s and Lenders’ control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent or Borrower knew or should have known the likelihood of these damages in any situation. None of the Administrative Agent or any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT AND LENDERS BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement. If Administrative Agent is notified that it did not disburse the full amount requested in a Disbursement Request, Administrative Agent’s sole liability will be to promptly disburse the amount of the stated deficiency. If Administrative Agent disburses an amount in excess of the amount requested in a Disbursement Request, Lender will only be liable for such excess amount to the extent that Borrower does not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

G-6

CLOSING EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

G-7

SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

G-8

RESTRICTED ACCOUNT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

_______________, 20___

Wells Fargo Bank, National Association, as Administrative Agent

1750 H Street N.W.
Suite 550
Washington, DC 20006
Attn: Mark Monahan

Each of the Lenders Party to the Term Loan Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P. (the “Borrower”), RLJ Lodging Trust (the “Parent Guarantor”) the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 9.3 of the Term Loan Agreement, the undersigned, on behalf of the Borrower in his capacity as an officer of the general partner of the Borrower and not individually, hereby certifies to the Administrative Agent and the Lenders as follows:

(1)           The undersigned is the _____________________ of the Parent Guarantor.

(2)           I have reviewed the terms of the Term Loan Agreement, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements supporting the calculations set forth on Schedule I hereto.

[(3)         After giving pro forma effect to any Subsidiary that has or shall become a Subsidiary Guarantor in accordance with Section 8.14(a) of the Term Loan Agreement as of the date hereof, the Unencumbered Asset Value attributable to Borrowing Base Properties directly owned in fee simple by, or subject to a Qualified Ground Lease to, the Borrower and the Guarantors is not less than 90% of the total Unencumbered Asset Value as of the last day of the accounting period covered by the financial statements supporting the calculations set forth on Schedule I hereto.]1

(4)          To the best of my knowledge, information or belief, after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Parent Guarantor and/or the Borrower with respect to such event, condition or failure].

1 NTD: Include only prior to Investment Grade Release or during a Collateral Period.

(5)          The representations and warranties made or deemed made by the Parent Guarantor, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent (x) that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and (y) of changes in factual circumstances permitted by the Loan Documents.

(6)          Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Parent Guarantor and its Subsidiaries were in compliance with the covenants contained in Section 10.1 of the Term Loan Agreement.

(7)          As of the date hereof the Unsecured Indebtedness (including the Loan but excluding the Existing Unsecured FelCor Bonds) of the Parent Guarantor and its Subsidiaries on a consolidated basis does not exceed the Unencumbered Asset Value.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

RLJ Lodging Trust, L.P.

By:	RLJ Lodging Trust, its sole general partner

By:
Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Borrower”), RLJ Lodging Trust, a Maryland real estate investment trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20__

I-1-1

EXHIBIT I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Borrower”), RLJ Lodging Trust, a Maryland real estate investment trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B)of the Internal Revenue Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20__

I-2-1

EXHIBIT I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Borrower”), RLJ Lodging Trust, a Maryland real estate investment trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20__

I-3-1

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Borrower”), RLJ Lodging Trust, a Maryland real estate investment trust, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20__

I-4-1

EXHIBIT J

Benchmark Replacement Provisions

Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, the Borrower and the Lenders agree as follows:

(a)	Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from the Requisite Lenders, provided, however, as applied to this subsection (a) only and for no other purposes, objection from the Lender acting as the Administrative Agent is not required for objecting to the Benchmark Replacement, so long as all the other Lenders objecting to such Benchmark Replacement otherwise satisfy the Requisite Lender requirements. Any such amendment with respect to an Early Opt-in Election will become effective on the date the Requisite Lenders have delivered to Administrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Exhibit J will occur prior to the applicable Benchmark Transition Start Date.

(b)	Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent shall have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes shall become effective without any further action or consent of any other party to this Agreement.

(c)	Notices; Standards for Decisions and Determinations. Administrative Agent shall promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Requisite Lenders pursuant to this Exhibit J, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, shall be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as to the prior written approval of the Borrower and as otherwise expressly required pursuant to the provision of this Exhibit J.

(d)	Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a borrowing of, Conversion to or Continuation of, LIBOR Loans or LIBOR Daily Loans to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or Conversion to Base Rate Loans and (ii) all Loans shall be converted to Base Rate Loans, and for the duration of the Benchmark Unavailability Period, all Loans shall be Base Rate Loans.

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(e)	Certain Defined Terms. As used in this Agreement, each of the following capitalized terms has the meaning given to such term below:

“Benchmark Replacement” - means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero percent (0%), the Benchmark Replacement shall be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Loan Documents. Notwithstanding the foregoing, if the Borrower has delivered a written notice to the Administrative Agent certifying (i) that all or any portion of the Loan is subject to a Derivatives Contract providing for a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act and (ii) that such Derivatives Contract is not subject to a zero interest rate floor, then the Benchmark Replacement shall not be subject to a floor of zero.

“Benchmark Replacement Adjustment” - means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” - means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” – means the earlier to occur of the following events with respect to LIBOR:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;

J-2

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” – means the occurrence of one or more of the following events with respect to LIBOR:

(1)	a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” – means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Requisite Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.

“Benchmark Unavailability Period” – means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement or under any other Loan Document in accordance with the provisions of this Exhibit J and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement or under any other Loan Document in accordance with the provisions of this Exhibit J.

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“Early Opt-in Election” – means the occurrence of:

(1)	(i) a determination by the Administrative Agent or (ii) a notification by the Requisite Lenders, to the Administrative Agent (with a copy to the Borrower) that such Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Exhibit J are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)	(i) the election by the Administrative Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to Administrative Agent.

“Federal Reserve Bank of New York’s Website” – means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” – means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” – means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” – means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” – means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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